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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The New York Times
Company

Notice of 2007
Annual Meeting and
Proxy Statement

229 West 43rd Street New York, NY 10036
tel 212-556-1234

Invitation to 2007 Annual Meeting of Stockholders

DATE: Tuesday, April 24, 2007
TIME: 9:00 a.m.
PLACE: New Amsterdam Theatre
214 West 42nd Street, New York, NY 10036

March 14, 2007

Dear Fellow Stockholder:

Please join me at our Annual Meeting on April 24, 2007, where we will ask you to vote on the election of our Board of Directors and the ratification of the selection of our auditors.

One of our directors will be stepping down next month and, therefore, will not stand for re-election at this year's Annual Meeting. We will be bidding good-bye to my sister, Cathy J. Sulzberger, who has served since 2002. Ms. Sulzberger has provided invaluable advice while serving on, among others, our Finance and Foundation Committees. For the past two years, she served as Chair of our Foundation Committee. We are immensely grateful for Ms. Sulzberger's many contributions to the success of the Company and we wish her well.

I am very pleased to have Daniel H. Cohen as a new nominee for election to our Board this year. Dan is my cousin and another fourth generation member of the Ochs-Sulzberger family. He brings a deep appreciation of the values and societal contributions of The New York Times and our Company throughout their history.

Also, as part of our continuing efforts to enhance our good corporate governance practices, our Audit Committee periodically undertakes a thorough process to review the selection of the Company's independent registered public accounting firm. Based on the results of that process, our Audit Committee has selected a new firm, Ernst & Young LLP, as our auditors for the fiscal year ending December 30, 2007, subject to ratification of such selection by our Class A and Class B stockholders.

In addition to the formal items of business at our Annual Meeting, my colleagues and I will review the major Company developments over the past year and share with you our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of The New York Times Company. Members of the Board of Directors will also be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.

I hope to see you on April 24th.

Sincerely yours,

ARTHUR SULZBERGER, JR.
Chairman of the Board

229 West 43rd Street New York, NY 10036
tel 212-556-1234

Notice of Annual Meeting of Stockholders
To be held April 24, 2007

To the Holders of Class A and Class B
Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 9:00 a.m., local time, on Tuesday, April 24, 2007, at the New Amsterdam Theatre, 214 West 42nd Street, New York, NY 10036, for the following purposes:

  1.
  To elect a Board of 13 members;

  2.
  To consider and act upon a proposal to ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 30, 2007; and

  3.
  To transact such other business as may properly come before the meeting.

Holders of the Class A and Class B common stock as of the close of business on February 23, 2007, are entitled to notice of and to attend this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 13 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to ratify the selection of Ernst & Young LLP as auditors for the 2007 fiscal year. Class B stockholders are entitled to vote for the election of nine of the 13 directors and on all other matters presented to the meeting.

New York, NY
March 14, 2007

By Order of the Board of Directors

RHONDA L. BRAUER
 Secretary & Corporate Governance Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, ON THE INTERNET OR BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

The New York Times Company
Proxy Statement
Annual Meeting of Stockholders to be Held on April 24, 2007

Voting On Matters Before The Annual Meeting

Q:
What am I voting on?

A:
There are two items that stockholders are asked to vote on at the 2007 Annual Meeting:

•
Proposal 1: Election of the Board of Directors.

•
Proposal 2: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 30, 2007.

Q:
Who is entitled to vote?

A:
The New York Times Company has two classes of outstanding voting securities: Class A common stock and Class B common stock. Stockholders of record of Class A or Class B stock as of the close of business on February 23, 2007, may vote at the 2007 Annual Meeting. As of February 23, 2007, there were 143,092,644 shares of Class A stock and 832,572 shares of Class B stock outstanding. Each share of stock is entitled to one vote.

•
Proposal 1: Class A stockholders may vote for the election of four of the 13 directors. Class B stockholders may vote for the election of nine of the 13 directors.

•
Proposal 2: Class A and B stockholders, voting together as a single class, may vote on this proposal.

Q:
How do I cast my vote?

A:
If you hold stock as a registered stockholder, you can vote in person at the Annual Meeting or you can vote by mail, telephone or on the Internet. See "Voting Methods" on page 2 for more details.

  If your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. The availability of telephone or Internet voting will depend upon the bank's or broker's voting processes.

  Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on April 23, 2007.

  If you submit a proxy card without giving instructions, your shares will be voted as recommended by the Board of Directors.

  Mellon Investor Services has been engaged as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.

Q:
How does the Board of Directors recommend voting?

A:
The Board of Directors recommends voting:

•
FOR each nominee to the Board of Directors; and

  The Audit Committee of the Board recommends voting:

  •
  FOR ratification of Ernst & Young LLP as auditors.

Q:
How will my stock be voted on other business brought up at the Annual Meeting?

A:
By submitting your proxy card, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The New York Times Company does not know of any other business to be considered at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the meeting.

Q:
Will abstentions or broker non-votes affect the voting results?

A:
Abstentions or withheld votes will have no effect on Proposal 1; abstentions will have the same effect as negative votes on Proposal 2.

  If a broker which is the record holder of shares indicates on a proxy form that it does not have discretionary authority to vote those shares on a Proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld on such Proposal, those non-voted shares will be counted as present for quorum purposes but as not voting on the Proposal. This will have no effect on Proposal 1 and will have the same effect as a negative vote on Proposal 2.

Q:
What is the date of distribution of this Proxy Statement and the proxies solicited hereby?

A:
We are sending this Proxy Statement and the proxies to our stockholders beginning on or about March 14, 2007.

Q:
What are the costs of this proxy solicitation?

A:
The Board of Directors of The New York Times Company is soliciting your proxy for use at the Annual Meeting, and at any adjournment thereof. The Company will bear the cost of this proxy solicitation, including the reimbursement to banks and brokers for reasonable expenses of sending out proxy materials to the beneficial owners of our common stock. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies from brokers, banks, institutions and other fiduciaries by mail, telephone, and fax for a fee of $7,500 plus out-of-pocket expenses. In addition, officers of The New York Times Company may solicit proxies in person or by mail, telephone, e-mail or fax.

Voting Methods

We have been advised by our legal counsel that the procedures that have been put in place are consistent with the requirements of applicable state law. Please remember that if your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing the available processes for voting your stock.

Voting in Person at the Annual Meeting

Attend the Annual Meeting to be held at 9:00 a.m. on Tuesday, April 24, 2007, at the New Amsterdam Theatre, 214 West 42nd Street, New York, NY 10036.

Please note that even if you hold your stock in street name, you can still vote in person at the Annual Meeting if you obtain a legal proxy from your broker. Please contact your broker for information.

Internet Voting (Available 24 hours a day)
Go to the Web site address:	www.proxyvoting.com/nyt for Class A stockholders
www.proxyvoting.com/nyt1 for Class B stockholders

Mark your selections.

Click on "Submit your vote."

Review your recorded selections.

Click on "Proceed" to confirm your vote.

If you currently receive the Company's Proxy Statement, Annual Report and proxy card by mail and would prefer to receive these documents via the Internet, you may consent to future Internet receipt of these documents when voting your shares on the Internet.

Telephone Voting (Available 24 hours a day) Call 1-866-540-5760. Follow the voice prompts.

Proxy Card Voting by Mail

Mark your selections.

Date and sign your name as it appears on the proxy card.

Mail the completed proxy in the return envelope provided.

Note: If you voted by telephone or the Internet, do not return your proxy card by mail.

Where To Find More Information On The New York Times Company

Documents Filed with the Securities and Exchange Commission ("SEC")

•
This Proxy Statement is accompanied by the Company's 2006 Annual Report, which includes the Company's Form 10-K for the year ended December 31, 2006, that we have previously filed with the SEC and that includes audited financial statements.

•
You can obtain any of the documents that we file with the SEC (including an additional copy of our 2006 Annual Report on Form 10-K) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

The New York Times Company
229 West 43rd Street
New York, NY 10036
Phone: (212) 556-1234
Attention: Corporate Secretary

We will send you the requested documents without charge, excluding exhibits.

•
If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by April 7, 2007, so that you will receive them before the Annual Meeting.

Additional Information

There are a number of other sources for additional information on The New York Times Company:

•
The Securities and Exchange Commission. We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC's Web site (http://www.sec.gov) or can be reviewed and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the Public Reference Room.

•
The New York Stock Exchange. As the Class A stock of The New York Times Company is listed on the New York Stock Exchange, reports and other information on the Company can be reviewed at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

•
The New York Times Company Web site. Our Web site at http://www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our Web site at http://www.nytco.com/corp-governance.html:

    —Corporate Governance Principles

    —Board Committee Charters:

      •
      Audit Committee

      •
      Compensation Committee

      •
      Nominating & Governance Committee

      •
      Finance Committee

      •
      Foundation Committee

    —Code of Ethics for the Chairman, Chief Executive Officer, Vice Chairman and Senior Financial Officers

    —Code of Ethics for Directors

    —Business Ethics Policy

    —Policy on Transactions with Related Persons

  Copies of the foregoing are available in print at no charge to any stockholder. To obtain documents from us, please direct requests in writing or by telephone to:

  The New York Times Company
  229 West 43rd Street
  New York, NY 10036
  Phone: (212) 556-1234
  Attention: Corporate Secretary

Please note that information contained on our Web site does not constitute part of this Proxy Statement.

IMPORTANT NOTE:

You should rely only on the information contained in this Proxy Statement to vote on the Proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated March 14, 2007. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

General Information

The 1997 Trust

Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The title of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, Arthur Sulzberger, Jr., who also serves as the current Chairman of the Board.

In February 1990, on the death of Adolph S. Ochs's daughter, Iphigene Ochs Sulzberger ("Mrs. Sulzberger"), control passed to her four children through the automatic termination of a trust established by Mr. Ochs. That trust held 83.7% of the Class B stock of the Company, which is not publicly traded and the holders of which have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger's four children are: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (the "grantors").

In 1997, the grantors executed an indenture (the "Trust Indenture") creating a trust (the "1997 Trust") for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph S. Ochs, together with a number of shares of Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The 1997 Trust is also the indirect owner of an additional 4,300,197 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare ("the primary objective of the 1997 Trust").

The current trustees of the 1997 Trust are Daniel H. Cohen, James M. Cohen, Lynn G. Dolnick, Susan W. Dryfoos, Michael Golden, Eric M. A. Lax, Arthur Sulzberger, Jr., and Cathy J. Sulzberger (the "Trustees").

The 1997 Trust will continue in existence until the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on December 14, 2000. The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the "Shareholders Agreement") among the grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company's jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they determine that the primary objective of the 1997 Trust can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the successor trustees who may also serve on the Company's Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trustees act by the affirmative vote of six of the eight Trustees. Generally, a Trustee may be removed by the agreement of six of the remaining seven Trustees. In general, four of the trustees will be appointed by all eight trustees; the remaining four trustees will be elected by the beneficiaries of the 1997 Trust.

Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants of Mrs. Sulzberger then living.

We have been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 19% of the Company's total equity (i.e., Class A and Class B common stock of the Company).

Principal Holders of Common Stock

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 23, 2007, more than 5% of the outstanding shares of either Class A or Class B stock:

	Shares (%)
Name and Address	Class A		Class B

1997 Trust[1,2] 229 West 43rd Street New York, NY 10036	6,439,007	(4.5%)	738,810	(88.7%)
Daniel H. Cohen[1,2,3] 229 West 43rd Street New York, NY 10036	6,763,480	(4.7%)	740,430	(88.9%)
James M. Cohen[1,2,4] 229 West 43rd Street New York, NY 10036	6,827,298	(4.7%)	740,430	(88.9%)
Lynn G. Dolnick[1,2,5] 229 West 43rd Street New York, NY 10036	6,754,001	(4.7%)	739,928	(88.9%)
Susan W. Dryfoos[1,2,6] 229 West 43rd Street New York, NY 10036	7,059,454	(4.9%)	739,770	(88.9%)
Michael Golden[1,2,7] 229 West 43rd Street New York, NY 10036	7,097,085	(4.9%)	739,930	(88.9%)
Eric M. A. Lax[1,2,8] 229 West 43rd Street New York, NY 10036	6,466,093	(4.5%)	738,810	(88.7%)
Arthur Sulzberger, Jr.[1,2,9] 229 West 43rd Street New York, NY 10036	7,718,339	(5.3%)	739,770	(88.9%)
Cathy J. Sulzberger[1,2,10] 229 West 43rd Street New York, NY 10036	6,814,655	(4.7%)	739,770	(88.9%)
T. Rowe Price Associates, Inc.[11] 100 E. Pratt Street Baltimore, MD 21202	21,432,189	(15.0%)	0
Private Capital Management, L.P.[11] 8889 Pelican Bay Blvd Naples, FL 34108	13,361,684	(9.3%)	0
Massachusetts Financial Services Company[11] 500 Boylston Street Boston, MA 02116	11,893,034	(8.3%)	0
Morgan Stanley[12] 1585 Broadway New York, NY 10036	10,220,799	(7.1%)	0
FMR Corp.[11] 82 Devonshire Street Boston, MA 02109	8,322,269	(5.8%)	0

1.
Each of the Trustees shares voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, the Trustees could be deemed to comprise a "group" within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 9,636,051 Class A stock, representing approximately 6.6% of the outstanding shares of Class A stock, which shares include 747,168 shares issuable upon the conversion of 747,168 shares of Class B stock, 1,207,305 shares of Class A stock which could be acquired within 60 days upon the exercise of options and 143,550 restricted shares and restricted stock units of Class A stock, in each case, granted under the Company's 1991 Executive Stock Incentive Plan (the "NYT Stock Plan"), or its Non-Employee Directors' Stock Option Plan or Non-Employee Directors' Stock Incentive Plan (together, the "Directors' Plans"). In addition, we have been informed by representatives of the Ochs-Sulzberger family that the aggregate holdings of the 1997 Trust and the descendants of Mrs. Sulzberger represent approximately 19% of the Company's total equity (i.e., Class A and Class B common stock of the Company).

(Footnotes continue on following page)

  (Footnotes continued from preceding page)

2.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A stock ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

3.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Daniel H. Cohen include (a) 7,311 shares of Class A stock held jointly with his wife, 1,710 shares of Class A stock held solely and 1,620 shares of Class B stock held solely, (b) 264,415 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother, James M. Cohen are members, (c) 530 shares of Class A stock held by a trust of which Mr. Cohen is a trustee, (d) 230 shares of Class A stock held by a trust for an unrelated individual of which Mr. Cohen is sole trustee, (e) 11,000 shares of Class A stock held by a trust created by Mr. Cohen for the benefit of his wife and children of which Mr. Cohen is a co-trustee and (f) 37,657 shares of Class A stock held by a charitable trust of which Mr. Cohen is a co-trustee. Mr. Cohen disclaims beneficial ownership of all shares held by the trusts described in (c), (d), (e) and (f) above. The holdings of Class A stock reported for Mr. Cohen exclude 11,000 shares of Class A stock held by a trust of which his wife is a co-trustee, the beneficiaries of which are Mr. Cohen and his children.

4.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for James M. Cohen include (a) 69,319 shares of Class A stock and 1,620 shares of Class B stock held solely, (b) 264,415 shares of Class A stock beneficially owned by a limited liability company of which Mr. Cohen and his brother, Daniel H. Cohen are members, (c) 37,657 shares of Class A stock held by a charitable trust of which Mr. Cohen is a co-trustee and (d) 15,280 shares of Class A stock held by a trust created by Mr. Cohen for the benefit of his sons of which Mr. Cohen is a sole trustee. The holdings of Class A stock reported for Mr. Cohen exclude 785 shares of Class A stock held by his wife. Mr. Cohen disclaims beneficial ownership of these shares as well as all shares held by the trusts described in (c) and (d) above.

5.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dolnick include (a) 10,300 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband, (b) 264,715 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dolnick and her siblings, including Michael Golden, are members, (c) 8,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors' Plans and (d) 30,861 shares of Class A stock held by two trusts of which Ms. Dolnick is the sole trustee. These trusts were created by Ms. Dolnick's brother, Michael Golden, for the benefit of his daughters. Ms. Dolnick disclaims beneficial ownership of these shares. The holdings of Class A stock reported for Ms. Dolnick exclude 39,246 shares of Class A stock held by trusts of which Ms. Dolnick's husband is the sole trustee and the beneficiaries of which are their children. In addition, 2,225 Class A stock units have been credited to Ms. Dolnick's account under the Company's Non-Employee Directors Deferral Plan.

6.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dryfoos include (a) 305,972 shares of Class A stock and 960 shares of Class B stock held solely, (b) 17,224 shares of Class A stock held by two trusts of which Ms. Dryfoos is co-trustee, (c) 266,515 shares of Class A stock beneficially owned by a limited liability company of which Ms. Dryfoos and her siblings are members and (d) 29,816 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan. Ms. Dryfoos disclaims beneficial ownership of all of the shares described in (b) above.

7.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Michael Golden include (a) 7,750 shares of Class A stock and 1,120 shares of Class B stock held solely and 29,594 shares of Class A stock held jointly with his wife, (b) 264,715 shares of Class A stock beneficially owned by a limited liability company of which Michael Golden and his siblings, including Ms. Dolnick, are members, (c) 332,349 shares which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan and (d) 22,550 restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Michael Golden exclude (a) 700 shares of Class A stock owned by his wife and (b) 214,514 stock options under the NYT Stock Plan which were transferred to his wife.

8.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Lax include 24,086 shares of Class A stock held jointly with his wife and 3,000 shares of Class A stock held by Mr. Lax as custodian for his children. The holdings of Class A stock reported for Mr. Lax exclude (a) 24,696 shares of Class A stock and 960 shares of Class B stock owned by his wife, (b) 28,953 shares of Class A stock held for the benefit of his children by his wife as custodian, (c) 262,665 shares of Class A stock beneficially owned by a limited liability company of which Mr. Lax's wife and her siblings, including Mr. Sulzberger, Jr. and Ms. Sulzberger, are members and (d) 450 shares of Class A stock held by a charitable trust of which Mr. Lax's wife and her siblings, including Mr. Sulzberger, Jr. and Ms. Sulzberger, are trustees. Mr. Lax disclaims beneficial ownership of all shares described in (a), (b), (c) and (d) above.

(Footnotes continue on following page)

  (Footnotes continued from preceding page)

9.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Sulzberger, Jr. include (a) 21,861 shares of Class A stock and 960 shares of Class B stock held solely and 8,996 shares of Class A stock held jointly with his wife, (b) 262,665 shares of Class A stock beneficially owned by a limited liability company of which Mr. Sulzberger, Jr. and his siblings, including Ms. Sulzberger and Mr. Lax's wife, are members, (c) 46,260 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr. is a co-trustee, which were created by certain of Mr. Sulzberger, Jr.'s cousins for the benefit of the latter and/or their children and of which Mr. Sulzberger, Jr. disclaims beneficial ownership and 450 shares of Class A stock held by a charitable trust of which Mr. Sulzberger, Jr. and his siblings, including Ms. Sulzberger and Mr. Lax's wife, are trustees and of which Mr. Sulzberger, Jr. disclaims beneficial ownership, (d) 817,140 shares which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan and (e) 121,000 restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude (a) 25,920 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr.'s wife is a co-trustee and the beneficiaries of which are their children and (b) 210,140 stock options under the NYT Stock Plan which were transferred to his wife.

10.
In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Sulzberger include (a) 30,659 shares of Class A stock and 960 shares of Class B stock held solely, (b) 262,665 shares of Class A stock beneficially owned by a limited liability company of which Ms. Sulzberger and her siblings, including Mr. Sulzberger, Jr. and Mr. Lax's wife, are members, (c) 20,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors' Plans and (d) 23,156 shares of Class A stock held by a trust created by Ms. Sulzberger's cousin, Ms. Jacqueline Dryfoos, for the benefit of her children of which Ms. Sulzberger is the sole trustee, 8,406 shares of Class A stock held by a trust created by Ms. Sulzberger's son of which Ms. Sulzberger is a co-trustee, 23,964 shares of Class A stock held by trusts for the benefit of Ms. Sulzberger's children of which Ms. Sulzberger is the sole trustee/custodian, 3,365 shares of Class A stock held in a trust for the benefit of Ms. Sulzberger's nephew of which Ms. Sulzberger is the sole trustee, 2,473 shares of Class A stock held in a trust for the benefit of Ms. Sulzberger's niece of which Ms. Sulzberger is the sole trustee and 450 shares of Class A stock held by a charitable trust of which Ms. Sulzberger and her siblings, including Mr. Sulzberger, Jr. and Mr. Lax's wife, are trustees. Ms. Sulzberger disclaims beneficial ownership of all shares of Class A stock held by such trusts and accounts. The holdings of Class A stock reported for Ms. Sulzberger exclude 1,106 shares of Class A stock held by her husband. In addition, 2,225 Class A stock units have been credited to Ms. Sulzberger's account under the Company's Non-Employee Directors Deferral Plan.

11.
According to information contained in filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of December 31, 2006, T. Rowe Price Associates, Inc. ("T. Rowe Price") beneficially owned 21,432,189 shares of Class A stock, Private Capital Management, L.P. ("PCM") beneficially owned 13,361,684 shares of Class A stock, Massachusetts Financial Services Company ("MFS") beneficially owned 11,893,034 shares of Class A stock and FMR Corp. ("FMR") beneficially owned 8,322,269 shares of Class A stock.

(a)
According to the filing by T. Rowe Price, the reported shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

(b)
According to the filing by PCM, PCM exercises shared voting authority with respect to shares held by those PCM clients that have delegated proxy voting authority to PCM. Such delegation may be granted or revoked at any time at the client's discretion.

(c)
According to the filing by MFS, MFS is an investment adviser and the reported shares are beneficially owned by MFS as well as certain other non-reporting entities.

(d)
According to the filing by FMR, the reported shares are held by various individual and institutional investors, for whom subsidiaries of FMR serve as investment advisor or investment manager. FMR and Edward C. Johnson 3d, through FMR's control of the subsidiaries, have the power to dispose of 8,204,637 of these shares and the power to vote and dispose of 117,518 of these shares.

Each of the filings by T. Rowe Price, PCM, MFS and FMR also state that, to the best of the holder's knowledge, the shares were acquired in the ordinary course of such holder's business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

12.
According to information contained in filings made by Morgan Stanley with the SEC pursuant to the Exchange Act, the reported shares are held by its investment management business units.

Security Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 23, 2007, of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Exchange Act of each Director and nominee, the chief executive officer, the chief financial officer during 2006, the three other most highly compensated executive officers of the Company during 2006, and James M. Follo, who became chief financial officer on January 8, 2007, and all Directors and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See "The 1997 Trust." The table also shows the amount of Class A stock units credited to the account of non-employee Directors under the Company's Non-Employee Directors Deferral Plan. Distribution in cash is made subsequent to retirement.

	Class A Stock	Percent of Outstanding Class A Stock	Class A Stock Units	Class B Stock	Percent of Outstanding Class B Stock

Brenda C. Barnes[1] Director	42,950		2,225	0
Raul E. Cesan[1] Director	57,000		13,381	0
Daniel H. Cohen[2,3] Nominee for Director	6,763,480	(4.7%)	0	740,430	(88.9%)
Lynn G. Dolnick[2,3] Director	6,754,001	(4.7%)	2,225	739,928	(88.9%)
Leonard P. Forman[4,5] Executive Vice President and Chief Financial Officer (during 2006)	489,323		0	0
James M. Follo Chief Financial Officer	15,500		0	0
Michael Golden[2,3] Vice Chairman, Publisher of the International Herald Tribune and Director	7,097,085	(4.9%)	0	739,930	(88.9%)
Scott Heekin-Canedy[4] President and General Manager, The New York Times	179,149		0	0
William E. Kennard[1] Director	21,200		9,903	0
James M. Kilts[1] Director	7,814		1,353	0
David E. Liddle[1] Director	30,600		2,225	0
Ellen R. Marram[1] Director	40,000		12,965	0
Thomas Middelhoff[1] Director	14,709		2,225	0
Janet L. Robinson[4] President, Chief Executive Officer and Director	678,508		0	0
Arthur Sulzberger, Jr.[2,3] Chairman of the Board, Publisher of The New York Times and Director	7,718,339	(5.3%)	0	739,770	(88.9%)
Cathy J. Sulzberger[2,3] Director	6,814,655	(4.7%)	2,225	739,770	(88.9%)

(Table continues and footnotes appear on following page)

Doreen A. Toben[1] Director	12,500		6,515	0
All Directors and Executive Officers[2,6] (21 individuals)	10,292,003	(7.0%)	55,242	742,968	(89.0%)

Note: Each individual Director and executive officer has beneficial ownership of less than 1%, other than in those instances noted.

1.
The amounts reported include shares of Class A stock which could be acquired within 60 days upon the exercise of stock options under the Directors' Plans, as follows: Ms. Barnes: 36,000; Mr. Cesan: 32,000; Mr. Kennard: 19,000; Mr. Kilts: 4,000; Dr. Liddle: 28,000; Ms. Marram: 36,000; Dr. Middelhoff: 12,000; and Ms. Toben: 12,000.

2.
Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each Director and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the Directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

3.
See "Principal Holders of Common Stock" and "The 1997 Trust" for a discussion of this person's holdings.

4.
The amounts reported include shares of Class A stock which could be acquired within 60 days upon the exercise of stock options under the NYT Stock Plan, as follows: Mr. Forman: 459,245 shares; Mr. Heekin-Canedy: 149,560 shares; and Ms. Robinson: 502,750 shares. Also, the amounts reported include restricted shares and restricted stock units of Class A stock granted under the NYT Stock Plan as follows: Mr. Forman: 35,300 shares (which shares and units vest in connection with Mr. Forman's retirement); Mr. Heekin-Canedy: 23,387 shares and Ms. Robinson: 169,500 shares.

5.
Effective December 31, 2006, Mr. Forman retired as the Company's chief financial officer.

6.
Includes the holdings of Mr. Follo, who became chief financial officer on January 8, 2007, and excludes the holdings of Mr. Forman.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's Directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2006.

Proposal Number 1—
Election of Directors

Thirteen Directors will be elected to the Board of The New York Times Company at the 2007 Annual Meeting. Nominees proposed for election as Directors are listed below. Directors will hold office until the next Annual Meeting and until their successors are elected and qualified. Each of the nominees, except for Daniel H. Cohen, is now a member of the Board of Directors and was elected at the 2006 Annual Meeting for which proxies were solicited.

The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 13 Directors; Class B stockholders will elect nine. Directors are elected by a plurality of the votes cast. Although approximately 30% of the Directors are elected by the holders of the Company's Class A common stock and the remaining Directors by the holders of the Company's Class B common stock, once elected, our Directors have no ongoing status as "Class A" or "Class B" Directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to all stockholders of the Company.

Class A Nominees (4)	Class B Nominees (9)

Raul E. Cesan William E. Kennard James M. Kilts Doreen A. Toben	Brenda C. Barnes Daniel H. Cohen Lynn G. Dolnick Michael Golden David E. Liddle Ellen R. Marram Thomas Middelhoff Janet L. Robinson Arthur Sulzberger, Jr.

If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

Notes on Nominees:

•
Michael Golden and Lynn G. Dolnick are siblings.

•
Daniel H. Cohen, Lynn G. Dolnick and Michael Golden, and Arthur Sulzberger, Jr. are cousins.

Profiles of Nominees for the Board of Directors

The following information was provided by the nominees:

Class A Nominees

RAUL E. CESAN Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

59
1999
Founder and Managing Partner, Commercial Worldwide LLC (investments) (from 2001)
President and Chief Operating Officer of Schering-Plough Corporation (from 1998 to 2001), Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998), President of Schering Laboratories (from 1992 to 1994), President of Schering-Plough International (from 1988 to 1992)
Audit (Chair) and Finance

WILLIAM E. KENNARD Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

50
2001
Managing Director, The Carlyle Group (from 2001)
Chairman of the Federal Communications Commission (from 1997 to 2001), General Counsel of the Federal Communications Commission (from 1993 to 1997)
Sprint Nextel Corporation
Nominating & Governance (Chair) and Finance

JAMES M. KILTS Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

59
2005
Founding Partner, Centerview Partners, LLC (a financial advisory firm) (from October 2006)
Vice Chairman of the Board of The Procter & Gamble Company (from October 2005 to October 2006); President (from 2003 to October 2005), Chairman of the Board and Chief Executive Officer (from 2001 to October 2005), The Gillette Company; President and Chief Executive Officer (from 1999 to 2000), Nabisco Group Holdings Corp.; President and Chief Executive Officer (from 1998 to 1999), Nabisco Holdings Corp and Nabisco Inc.; Executive Vice President, Worldwide Food (from 1994 to 1997), Phillip Morris Companies; President (from 1989 to 1994), Kraft USA and Oscar Mayer; President, Kraft Limited in Canada; Senior Vice President, Kraft International
MeadWestvaco Corporation, MetLife, Inc. and VNU Group B.V. (Supervisory Board Member)
Audit and Finance

DOREEN A. TOBEN Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

57
2004
Executive Vice President and Chief Financial Officer, Verizon Communications, Inc. (from 2002)
Senior Vice President and Chief Financial Officer, Telecom Group, Verizon Communications, Inc. (from 2000 to 2002); Vice President and Controller (from 1999 to 2000) and Vice President and Chief Financial Officer, Telecom/Network, Bell Atlantic Inc. (from 1997 to 1999)
Verizon Wireless Inc.
Audit and Foundation

Class B Nominees

BRENDA C. BARNES Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

53
1998
Chairman and Chief Executive Officer, Sara Lee Corporation (from October 2005)
President and Chief Executive Officer (February 2005 to October 2005), President and Chief Operating Officer (from July 2004 to February 2005), Sara Lee Corporation; Interim President and Chief Operating Officer, Starwood Hotels & Resorts (from November 1999 to March 2000); President and Chief Executive Officer (from 1996 to 1997) and Chief Operating Officer (from 1993 to 1996), Pepsi-Cola North America, President (1992), Pepsi-Cola South
Sara Lee Corporation and Staples, Inc.
Compensation and Nominating & Governance

DANIEL H. COHEN Age: Principal Occupation: Recent Business Experience:

54
President, DeepSee, LLC (from 2007) (an oceanic exploration and submarine leasing company)
President, Dan Cohen & Sons, LLC (1999 to 2006); Senior Vice President, Advertising (1996 to 1999), Vice President, Advertising (1995 to 1996), Group Director, Promotion (1993 to 1995) and Managing Director, Sales (1992 to 1993), The New York Times

LYNN G. DOLNICK Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

55
2005
Director of various non-profit corporations
Associate Director, Exhibits and Outreach (from 1998 to 2004), Head, Division of Exhibits (from 1993 to 1998), Head, Office of Exhibit Interpretation (from 1991 to 1993), Special Assistant to Director (from 1986 to 1991), Director, NOAHS Center (New Opportunities in Animal Health Sciences) (from 1985 to 1987), Smithsonian's National Zoological Park
Finance and Foundation

MICHAEL GOLDEN Age: Director Since: Principal Occupation: Recent Business Experience:

57
1997
Vice Chairman of the Company (from 1997) and Publisher, International Herald Tribune (from 2003)
Vice President, Operations Development, of the Company (from 1996 to 1997); Executive Vice President, NYT Sports/Leisure Magazines, and Vice President and Publisher, Tennis magazine (from 1994 to 1996) and Executive Vice President and General Manager (from 1991 to 1994), NYT Women's Magazines

DAVID E. LIDDLE Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

62
2000
Partner, U.S. Venture Partners (from 2000)
Chairman (1999), President (from 1992 to 1999) and Co-Founder of Interval Research Corporation; Vice President, Personal Systems, International Business Machines Corporation (1991); President and Chief Executive Officer, Metaphor Computer Systems, Inc. (from 1982 to 1991)
Audit and Compensation (Chair)

ELLEN R. MARRAM Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

60
1998
President, The Barnegat Group, LLC (business advisory firm) (from 2006)
Operating Advisor (from 2006), Managing Director (from 2000 to 2005), North Castle Partners, LLC; President and Chief Executive Officer of efdex, Inc. (the Electronic Food & Drink Exchange) (from 1999 to 2000); President (from 1993 to 1998) and Chief Executive Officer (from 1997 to 1998), Tropicana Beverage Group, and Executive Vice President, The Seagram Company Ltd. and Joseph E. Seagram & Sons Inc. (from 1993 to 1998); Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company (from 1988 to 1993)
Eli Lilly and Company, Ford Motor Company and effective June 1, 2007, Cadbury Schweppes plc
Finance (Chair), Compensation and Nominating & Governance

THOMAS MIDDELHOFF Age: Director Since: Principal Occupation: Recent Business Experience: Other Directorships: Committee Memberships:

53
2003
Chief Executive Officer, KarstadtQuelle AG (from 2005)
Non-executive Chairman, KarstadtQuelle AG (from 2004 to 2005); Managing Director, Investcorp Ltd. (from 2003 to 2005); Chairman and Chief Executive Officer (from 1997 to 2002), Head of Corporate Development and Coordinator of Multimedia Business (from 1994 to 1998), and Member of The Board Industry Division (from 1990 to 1994), Bertelsmann AG; Managing Director (from 1989 to 1990), Mohndruck, Calandar Publishing Company
APCOA Parking AG, KarstadtQuelle AG, Senator AG (Non-executive Chairman) and Thomas Cook AG (Non-executive Chairman)
Compensation

JANET L. ROBINSON Age: Director Since: Principal Occupation: Recent Business Experience: Committee Memberships:

56
2004
President and Chief Executive Officer of the Company (from 2005)
Executive Vice President and Chief Operating Officer of the Company (2004); Senior Vice President, Newspaper Operations, of the Company (from 2001 to 2004); President and General Manager, The New York Times (from 1996 to 2004)
Foundation

ARTHUR SULZBERGER, JR. Age: Director Since: Principal Occupation: Recent Business Experience:	55 1997 Chairman of the Company (from 1997) and Publisher, The New York Times (from 1992) Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), The New York Times

Interests of Directors in Certain Transactions of the Company

1.    In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations whose officers or directors are also Directors of the Company. These include the Company's purchase of products and services from Verizon Communications, Inc. and the running of advertising in Company properties for the products and services of Ford Motor Company, The Procter & Gamble Company, Sprint Nextel Corporation and Verizon Communications, Inc., as well as other Director-affiliated companies. All of these arrangements are conducted on an arm's-length basis. The relevant outside Director does not participate in these business relationships nor profit directly from them. Due to the nature of these transactions, they may not even come to the attention of the Company's Board or the relevant Director.

2.    During 2006, Arthur Sulzberger, Jr. was employed as Chairman of the Company and Publisher of The New York Times, and Michael Golden was employed as Vice Chairman of the Company and Publisher of the International Herald Tribune. See "Compensation of Executive Officers" for a description of Mr. Sulzberger, Jr.'s and Mr. Golden's compensation. James Dryfoos was employed as Senior Systems Analyst, The New York Times newspaper (IP-Data Center) and was paid a total of $121,500 in 2006. Michael Greenspon was employed as Sales Director, The Boston Globe (Retail Sales, Inc.), and was paid a total of $95,390 in 2006. Messrs. Dryfoos and Greenspon are each the son of a cousin of Messrs. Sulzberger, Jr., and Golden, Daniel H. Cohen, Lynn G. Dolnick and Cathy J. Sulzberger. Mr. Sulzberger, Jr. and Ms. Sulzberger are siblings, and are cousins of Mr. Cohen and of Ms. Dolnick and Mr. Golden, who are also siblings.

3.    See "Policy on Transactions with Related Persons" on pages 18-19 for a description of the Company's policy in connection with any transaction between the Company and a "related person."

Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The Board recognizes its fiduciary duty to both Class A and Class B stockholders.

The following highlights the key corporate governance practices applicable to the Board:

Corporate Governance Principles.  The New York Stock Exchange ("NYSE") rules require listed companies to adopt corporate governance principles. The current version of the Company's corporate governance principles, most recently amended in November 2006, reflecting the following and other provisions, is included in this Proxy Statement as Appendix I. A printable copy of our corporate governance principles is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 3.

Corporate Governance Officer.  The Company has appointed a Corporate Governance Officer to promote best practices and help the Company remain in the forefront of good corporate governance. The Corporate Governance Officer periodically reviews the Company's corporate governance principles and practices to assure that they continue to reflect high standards and makes recommendations to the Nominating & Governance Committee in connection with the Company's governance practices.

Director Election.  All Directors stand for election annually. Voting is not cumulative. Under our Certificate of Incorporation, approximately 30% of the Directors are elected by the holders of the Company's Class A common stock and the remaining Directors by the holders of the Company's Class B common stock. Under the New York Business Corporation Law and our Corporate Governance Principles, once elected, our Directors have no ongoing status as "Class A" or "Class B" Directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to the Company and all of our stockholders.

Director Attendance at Annual Meetings.  All Directors are expected to attend the Company's annual meeting of stockholders. All Directors attended the Company's 2006 annual meeting of stockholders in person, except for Thomas Middelhoff, who could not attend.

Director Retirement Age.  None of our Directors will stand for re-election after his or her 70th birthday, unless the Board determines otherwise.

Directors as Stockholders.  All Directors are expected to own stock in the Company equal in value to at least three times the annual Board cash retainer as set from time to time by the Board. Each Director is expected to accumulate this stock over a reasonable period of time. Stock units held by a Director under any deferral plan are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated. All Directors currently satisfy this minimum stock ownership level.

Director Orientation.  The Company has a comprehensive orientation program for all new non-management Directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes one-on-one meetings with senior management and top New York Times editors, a plant visit and extensive written materials on each of the Company's different business units. The senior management meetings cover a corporate overview, the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other Directors are also invited to attend each orientation program.

Ongoing Director Education.  From time to time, the Company will provide Directors with additional educational materials and presentations from Company and/or third-party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any Director who wishes to attend a director continuing education program.

"Controlled Company" Exception to NYSE Rules.  The Company's Board of Directors has determined not to take advantage of an available exception from certain of the NYSE rules. A company of which more than 50% of the voting power is held by a single entity, a "controlled company," need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees. As a result of the 1997 Trust's holdings of Class B stock, the Company would qualify as a controlled company and could elect not to comply with these independence requirements. However, the Company's Board of Directors has determined to comply in all respects with the NYSE rules.

Independent Directors.  The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company has now, and has had for many years, a majority of independent Directors.

The Board has determined that each of Ms. Barnes, Messrs. Cesan, Kennard and Kilts, Dr. Liddle, Ms. Marram, Dr. Middelhoff and Ms. Toben are independent. Of the remaining Directors, Messrs. Sulzberger, Jr. and Golden and Ms. Robinson are executive officers of the Company, Ms. Dolnick is a cousin of Mr. Sulzberger, Jr. and a sister of Mr. Golden and Ms. Sulzberger is the sister of Mr. Sulzberger, Jr. and a cousin of Mr. Golden. Mr. Cohen, a nominee for Director, is a cousin of Messrs. Sulzberger, Jr. and Golden and will not be considered independent.

The NYSE rules specify five categories of relationships between an individual and a listed company that render the individual ineligible to be independent. The Board has determined that none of the Company's independent Directors has a relationship with the Company that falls within these categories.

Under the NYSE rules, a Director qualifies as "independent" so long as he or she has none of these impermissible relationships with the Company and upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The NYSE rules permit the adoption of, and the Board of the Company has adopted, categorical standards defining "material relationships" for the purpose of determining independence. Under these standards, the Board has determined that the following relationships — provided they are not required to be disclosed in the Company's public filings by SEC rules — are immaterial to the Company for this purpose:

•
if the Director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1,000,000 or, in the case of an affiliated entity, 2% of the annual revenues of the other entity; or

•
if the Director serves as an officer or director of a charitable organization to which the Company, The New York Times Company Foundation or The New York Times Neediest Cases Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1,000,000 or 2% of that organization's annual charitable receipts.

The Board has determined that each of the Company's independent Directors has only immaterial relationships with the Company under these categorical standards.

Board Committees.  Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have independent compensation and nominating/corporate governance committees. The Company is in compliance with these requirements.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the issuer, other than the Board seat, and receive no compensation in a capacity other than as a director/committee member. Each member of our Audit Committee meets this independence standard.

Audit Committee Financial Experts.  Rules promulgated by the SEC under the Sarbanes-Oxley Act require the Company to disclose annually whether our Audit Committee has one or more "audit committee financial experts," as defined by the SEC. The Board has determined that a majority of the Audit Committee members, including the Chair of the Committee, Mr. Cesan, qualify as "audit committee financial experts."

Codes of Ethics.  The Company has adopted a Business Ethics Policy, applicable to all employees, a code of ethics that applies not only to the Company's CEO and senior financial officers, as required by the SEC, but also to its Chairman and Vice Chairman, and a code of ethics for Directors. A printable version of each of these documents is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 3.

Non-Management Directors.  The NYSE rules require that the non-management directors of a listed company meet periodically in executive sessions. The Company's non-management Directors meet separately at the end of each regular meeting of the Board. Additionally, at least once a year the independent Directors meet in executive session. Ms. Dolnick and Ms. Sulzberger are non-management Directors who, due to their family relation to Messrs. Sulzberger, Jr. and Golden, are not considered independent. Mr. Cohen will be a non-management Director who, due to his family relation to Messrs. Sulzberger, Jr. and Golden, will not be considered independent.

Presiding Director.  Ms. Marram currently serves as our Presiding Director. In addition to chairing all executive sessions of our non-management and independent Directors, our Presiding Director:

•
serves as a liaison between our Chairman, our CEO and our independent Directors;

•
reviews proposed plans for Board meeting presentations;

•
consults with any of the senior executives of the Company as to any concerns the executive might have; and

•
makes herself available for direct consultation with major stockholders.

Interested parties may express their concerns to the Company's non-management Directors or the independent Directors by contacting the Presiding Director, care of the Corporate Secretary, The New York Times Company, 229 West 43rd Street, New York, NY 10036. The Corporate Secretary will relay all such correspondence to the Presiding Director.

Communications with the Board.  Stockholders may communicate with the Board of Directors care of the Corporate Secretary, The New York Times Company, 229 West 43rd Street, New York, NY 10036. The Corporate Secretary will relay all such correspondence to the entire Board of Directors.

Board and Committee Evaluations.  Our Board has a Board and Committee evaluation process to examine and discuss how our Board and Committees function as groups and with senior management of our Company. We believe that our stockholders' interests can be best protected by acknowledging the separate responsibilities of management and our Board and its Committees and by ensuring an open environment for Board and management discussions and actions.

No Interlocking Directorships.  The Chairman of the Board, as Publisher of The New York Times newspaper, does not sit on any other company board. Although other members of senior management without editorial responsibilities are not so precluded, none sit on the boards of directors of any company at which one of our Directors is the chief executive officer or chief operating officer.

Succession Planning.  Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at The New York Times Company.

Senior Management Evaluation.  In consultation with all non-management Directors, the Compensation Committee annually evaluates the performance of our Chairman, President and CEO and Vice Chairman.

Corporate Financial Ethics Hotline.  The Company has established a corporate financial ethics hotline to allow an employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

Executive Stock Ownership Guidelines.  Those executive officers named in the "Summary Compensation Table" are subject to stock ownership guidelines. The Chairman is required to own shares of Class A stock equal to three times his base salary. The President and CEO, the Vice Chairman and the Chief Financial Officer are required to hold an amount equal in value to two times his or her base salary in Company stock. All other named executive officers are required to hold an amount equal in value to their base salary in Company stock. Restricted stock and restricted stock units are counted in calculating ownership. An affected executive officer has five years to attain the holding requirements.

Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct.  In February 2007, the Board, on the recommendation of the Compensation Committee, approved a policy on recoupment of performance-based bonuses in the event of certain restatements of financial results. Specifically, the policy provides that in the event of a restatement due to fraud or intentional misconduct, the Board will review performance-based bonuses to executive officers whose fraud or intentional misconduct caused the restatement, and the Company will seek to recoup bonuses paid for performance during the period or periods that are the subject of the restatement.

Policy on Transactions with Related Persons.  The Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). In November 2006, the Board of Directors, upon the recommendation of our Nominating & Governance Committee, adopted a written policy reflecting existing practices to be followed in connection with any transaction between the Company and a "related person."

Any transaction with the Company in which a Director, executive officer or beneficial holder of more than 5% of the outstanding shares of either Class A or Class B stock, or any immediate family member of the foregoing (each, a "related person") has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by the Company in its public filings.

Any such transaction would be subject to the Company's written policy respecting the review, approval or ratification of related person transactions.

Under this policy:

•
the Company or any of its subsidiaries may employ a related person in the ordinary course of business consistent with the Company's policies and practices with respect to the employment of non-related persons in similar positions; and

•
any other related person transaction that would be required to be publicly disclosed must be approved or ratified by the Board of Directors, a committee thereof or if it is impractical to defer consideration of the matter until a Board or committee meeting, by the Chair of the Nominating & Governance

  Committee (or, if he or she is not disinterested, by the Presiding Director).

If the transaction involves a related person who is a Director or an immediate family member of a Director, that Director may not participate in the deliberations or vote. In approving or ratifying a transaction under this policy, the Board of Directors, the committee or Director considering the matter must determine that the transaction is fair and reasonable to the Company.

For 2006, there were no transactions between the Company and a related person requiring approval under this policy.

A printable version of this written policy is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 3.

Our Code of Ethics applicable to Directors discourages Directors from engaging in transactions that present a conflict of interest or the appearance of one. Our Business Ethics Policy applicable to employees, including executive officers and others who may be "related persons" similarly discourages transactions where there is or could be an appearance of a conflict of interest. In addition, that policy requires specific approval by designated members of management of transactions involving the Company and in which employees have an interest. Specifically, an employee's retention for the provision of goods or services to the Company of any business in which he or she has an interest must be approved by the employee's supervisors, and an employee's direct or indirect financial interest in a business enterprise that does business with the Company must be approved by or on behalf of the President/CEO of that employee's operating unit. There are exceptions for small holdings in public companies. These provisions of the Code of Ethics applicable to Directors and the Company's Business Ethics Policies are intended to operate in addition to, and independently of, the policy on transactions with related persons described above.

Board Meetings and Attendance

Board Meetings in 2006:  Eight

Board Committees:  Five Standing Committees: Audit, Compensation, Finance, Foundation, and Nominating & Governance. See "Board Committees" for Committee descriptions and membership.

Total Committee Meetings in 2006:  22

2006 Attendance:  All Directors attended 75% or more of the total Board and Committee meetings.

Board Committees

Name of Committee and Members	Principal Functions of the Committee		Meetings in 2006

Audit Raul E. Cesan, Chair James M. Kilts David E. Liddle Doreen A. Toben	•	Engages the Company's independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors' independence and other matters. Recommends appropriate action to ensure the auditors' independence.	7
	•	Reviews with management and the independent auditors the Company's quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board rules.
	•	Meets at each meeting with the Company's senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
	•	Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
	•	Reviews the Company's risk assessment and risk management policies.
	•	Reviews the organization, resources and competence of the Company's internal audit department.
	•	Prepares the report to stockholders included in the annual Proxy Statement.

Compensation David E. Liddle, Chair Brenda C. Barnes Ellen R. Marram Thomas Middelhoff	•	Approves remuneration arrangements for the Company's executive officers other than the Chairman, the CEO and the Vice Chairman, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.	5
	•	In consultation with all non-employee Directors, annually evaluates the performance of the Chairman, the CEO and the Vice Chairman and, together with the other independent Directors, approves their remuneration arrangements.
	•	Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers under such plans.
•
Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.
	•	Appoints the ERISA Management Committee, which oversees administration of the Company's health, benefit and savings plans and which reports to the Compensation Committee once a year.
	•	Has sole authority to engage an executive compensation consultant.
	•	Reviews and discusses the Compensation Discussion and Analysis with management and prepares a report to stockholders stating that it has recommended that it be included in the annual Proxy Statement.

Nominating & Governance William E. Kennard, Chair Brenda C. Barnes	•	Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership.	3
Ellen R. Marram	•	Recommends candidates to the Board for election to the Board at the Annual Meeting.
	•	Advises the Board on appropriate compensation for outside directors.
	•	Advises the Board on corporate governance matters.
	•	Oversees periodic evaluation of the Board.
	•	Has sole authority to engage a search firm to identify director candidates.

Finance Ellen R. Marram, Chair Raul E. Cesan Lynn G. Dolnick William E. Kennard	•	Reviews the Company's financial policies, including, without limitation, dividend policy, investment of cash, stock repurchase, short-and long-term financing, foreign currency, hedging and derivative transactions, material acquisitions and dispositions and capital expenditures.	5
James M. Kilts Cathy J. Sulzberger	•	Establishes (and adjusts from time to time) investment policies for the Company's retirement and savings plans.
•
Appoints the Pension Investment Committee, which appoints and reviews the performance of the trustees and investment managers for the Company's retirement and savings plans and which reports to the Finance Committee from time to time.

Foundation Cathy J. Sulzberger, Chair Lynn G. Dolnick	•	Advises the Board on the policies and direction of The New York Times Company Foundation and The New York Times Neediest Cases Fund.
Janet L. Robinson Doreen A. Toben	•	Reviews and makes recommendations to the Board with respect to the Company's contributions to The New York Times Company Foundation.	2

Nominating & Governance Committee

Our Nominating & Governance Committee consists of three non-employee, Directors, William E. Kennard, Chair, Brenda C. Barnes, and Ellen R. Marram. Our Board has determined that each Committee member is "independent" under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Committee include making recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership, to recommend nominees to the Board for election and to advise the Board on corporate governance matters. The chart set forth in "Board Committees" describes the principal functions of the Committee under its charter. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 3.

The Committee will consider Director candidates recommended by stockholders. Stockholders wishing to recommend Director candidates for consideration by the Committee may do so by writing to the Corporate Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Consistent with the Company's Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, diversity, character, judgment and business experience, as well as their appreciation of the Company's core purpose, core values and journalistic mission, and whether they have time available to devote to Board activities. The Committee also considers whether a potential nominee would satisfy:

•
the NYSE's criteria of director "independence";

•
the NYSE's "financial literacy" and "financial management expertise" standards; and

•
the SEC's definition of "audit committee financial expert."

Whenever a vacancy exists on the Board due to expansion of the Board's size or the resignation or retirement of an existing Director, the Committee begins its process of identifying and evaluating potential Director nominees. The Committee considers recommendations of management, stockholders and others. The Committee has sole authority to retain and terminate any search firm to be used to identify Director candidates, including approving its fees and other retention terms. In this regard, from time to time the Committee has retained a global executive recruiting firm, whose function is to bring specific Director candidates to the attention of the Committee. As discussed above, the 1997 Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the trustees of the 1997 Trust for nominees to be elected by the holders of the Class B stock. In this regard, Daniel H. Cohen, who is a Director nominee for election by the holders of Class B stock, was brought to the attention of the Committee by the trustees of the 1997 Trust. Mr. Cohen is himself one of the trustees and a fourth generation member of the Ochs-Sulzberger family.

Director candidates are evaluated using the criteria described above and in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing Directors and the relative mix of independent and management Directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential Director nominees to the full Board, and final approval of a candidate is determined by the full Board. This evaluation process is the same for Director nominees who are recommended by our stockholders.

Mr. Cohen first met with the Chair of the Committee, who then recommended that the Committee recommend to the full Board that he be a Director nominee at the 2007 Annual Meeting.

The Committee did not receive any recommendations from stockholders proposing candidate(s) for election at the 2007 Annual Meeting other than Mr. Cohen.

Compensation Committee

Compensation Committee Procedures

Our Board of Directors has established a Compensation Committee and charged it with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits. The Compensation Committee consists of the following individuals:

  David E. Liddle, Chair
  Brenda C. Barnes
  Ellen R. Marram
  Thomas Middelhoff

The Committee consists solely of non-employee Directors of the Company. Our Board has determined that each Committee member is "independent" under the corporate governance listing standards of the NYSE.

The Committee operates under a written charter adopted by the Board of Directors. It was most recently reviewed and revised in December 2006. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 3. The chart set forth in "Board Committees" describes the principal functions of the Committee under its charter, as well as the number of its meetings in 2006.

Together with the other non-employee members of the Board, the Committee evaluates the performance of our Chairman, President and Chief Executive Officer, and Vice Chairman and together with the other independent Directors approves their compensation. In addition, the Committee approves all compensation for our other executive officers. Compensation for other members of senior management is reviewed and established pursuant to salary "bands," with compensation reflecting levels of responsibility and the market value of the relevant positions. In addition, the Committee discusses with management in general terms the compensation of non-executive employees.

In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as to newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its longstanding procedures, the Committee has adopted a written grant policy.

Under its charter, the Committee has sole authority to retain and terminate a consulting firm to assist in its evaluation of executive compensation. In accordance with this authority, in 2006, it directly engaged Hewitt Associates to serve as its outside compensation consultant. Each year, Hewitt reports on its review of data from nationally recognized compensation surveys. The review analyzes salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation, for comparable executive positions at a cross-industry selection of U.S. companies with revenues comparable to ours and, for operating unit positions, at other comparable media companies. Hewitt also provides general advice on executive compensation trends and programs and makes compensation recommendations for our Chairman and Chief Executive Officer. In the course of advising the Committee, Hewitt occasionally is asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. These matters may pertain to, among other things, competitive analysis, program design recommendations, technical support and cost modeling.

The Committee generally consults with management regarding executive compensation matters, and our Chief Executive Officer makes compensation recommendations for executive officers, excluding herself and our Chairman. The Company's Human Resources Department supports the Committee in its work.

In December of each year, the Committee meets to discuss executive compensation. At that meeting or at its annual February meeting, the Committee generally takes the following actions:

•
sets salaries for the year;

•
sets annual bonus potentials and the related financial targets for the year;

•
sets award potentials and the financial targets and performance period for the upcoming long-term performance cycle; and

•
awards stock options and restricted stock units.

In February of each year, the Committee meets to certify the achievement of performance goals for the recently completed year and long-term cycles and approve the payment of the annual bonuses and long-term performance awards. Other meetings are scheduled throughout the year as the Committee deems appropriate.

The Committee has reviewed and discussed with Company management the section of this Proxy Statement titled "Compensation Discussion and Analysis," and its report to stockholders stating that it has recommended the inclusion of such discussion and analysis appears below under "Compensation of Executive Officers" on page 28.

Compensation Committee Interlocks and Insider Participation

No member of the Committee is now, or was during 2006 or any time prior thereto, an officer or employee of the Company. No member of the Committee had any relationship with the Company during 2006 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the compensation committee, or any similar body, of any entity one of whose executive officers serves or served on our Board or the Committee.

Audit Committee Report

To the Stockholders of the New York Times Company:

The Audit Committee consists of four non-employee Directors, Raul E. Cesan, Chair, James M. Kilts, David E. Liddle and Doreen A. Toben. The Board of Directors has determined that:

•
each Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate" as defined by the NYSE;

•
each Committee member satisfies the "financial management expertise" standard, as required by the NYSE; and

•
a majority of the Committee members, including the Chair of the Committee, are "audit committee financial experts" as defined by the SEC.

The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our Web site and is also available in print to any stockholder requesting it. Such request can be submitted in writing or by telephone as described on page 3.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for performing an independent integrated audit of (i) the Company's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and (ii) management's assessment of, and the effectiveness of, the Company's internal control over financial reporting, and for issuing the reports thereon. The Committee is responsible for assisting the Board in monitoring:

•
the integrity of the Company's financial statements;

•
the Company's compliance with legal and regulatory requirements;

•
the Company's internal control over financial reporting;

•
the Company's independent registered public accounting firm's qualifications and independence; and

•
the performance of the Company's internal audit function and independent registered public accounting firm.

In addition, the Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

During 2006, the Committee met seven times and held separate discussions with management, the Company's internal auditors and the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"). The Committee's Chair, as representative of the Committee, discussed the Company's interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and/or Controller and Deloitte prior to public release. Each other member of the Committee also generally participated in this discussion. The full Committee reviews the Company's quarterly financial statements with management and Deloitte. In addition, the Committee reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act.

Management has represented to the Committee that the Company's 2006 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management and Deloitte the Company's 2006 annual consolidated financial statements and Deloitte's audit report thereon, management's annual report on the Company's internal control over financial reporting and Deloitte's audit report on management's assessment of, and the effectiveness of, the Company's internal control over financial reporting. The Committee has also discussed the following with Deloitte:

•
the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's 2006 annual consolidated financial statements;

•
the critical accounting policies and practices used in the preparation of the Company's 2006 annual consolidated financial statements, alternative treatments of financial information within accounting principles generally accepted in the United States of America that Deloitte discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Deloitte; and

•
other material written communications between Deloitte and management.

In addition, the Committee has received and reviewed the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte that firm's independence from the Company and management, including all relationships between the firm and the Company. As part of its role of monitoring Deloitte's independence, the Committee has adopted a "Policy on Auditor Independence and Non-Audit Services" (which, among other things, requires management and the Committee to consider whether Deloitte's provision of any non-audit services would impair Deloitte's independence) and a "Policy on Hiring Current or Former Employees of Independent Auditors." Both of these policies are available at http://www.nytco.com.

In addition, the Committee obtains and reviews annually a report by Deloitte describing:

•
the firm's internal quality-control procedures; and

•
any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

The Committee discussed with the Company's internal auditors, Deloitte and management the overall scope and plans for their respective audits. The Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their respective audits, the evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

The Committee also has recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2007.

  Raul E. Cesan, Chair
  James M. Kilts
  David E. Liddle
  Doreen A. Toben

Directors' Compensation

2006 Compensation of Non-Employee Directors

Compensation for our non-employee Directors for 2006 was comprised of: cash compensation, consisting of an annual retainer, meeting fees, and fees for Committee Chairs and the Presiding Director; and equity compensation, consisting of a grant of phantom Class A stock units and options to purchase Class A stock.

Our goal in setting compensation for our non-employee Directors is to remain competitive in attracting and retaining high quality Directors. We also recognize that over the past few years, there has been an increase in board responsibilities and potential liability.

Our Nominating & Governance Committee annually reviews and makes recommendations to the Board with respect to the compensation for non-employee Directors. Each year, management reports to the Nominating & Governance Committee on non-employee Director compensation at comparable companies and makes recommendations with respect to the amount and form of compensation for non-employee Directors.

Based on available information, we believe our non-employee Director compensation package generally falls in the mid-range of director compensation at comparable companies.

Each of the current components of our non-employee Director compensation is described in more detail below.

Annual Retainer:    $35,000.

Annual Chair and Presiding Director Retainer:    $10,000 to each of the Committee Chairs and the Presiding Director.

Meeting Fees:    $2,000 per Board or Committee meeting attended; and $1,500 per informal Committee information session, designated as such by the Committee Chair. Audit Committee members also receive $1,500 for participating in quarterly pre-earnings release telephone calls.

Non-Employee Directors Deferral Plan:    Our Non-Employee Directors Deferral Plan, referred to as the Deferral Plan, allows our non-employee Directors to defer the receipt of a portion of their cash compensation. We credit deferred amounts to a cash account or a phantom Class A stock unit account, as elected by the Director. Amounts deferred as phantom Class A stock are initially held as cash and are converted to phantom stock units as of the date of our next succeeding Annual Meeting. Cash accounts are credited with interest at a market rate. Phantom Class A stock unit accounts are credited with dividend equivalents. Subsequent to a non-employee Director's retirement, we pay him or her the cash value of amounts accumulated in his or her account.

Phantom Stock Units:    Under the Deferral Plan, a discretionary grant of phantom stock units worth $35,000 was credited to each non-employee Director's account under our Deferral Plan on the date of the 2006 Annual Meeting. The number of phantom stock units credited was based on the average closing price of a share of Class A stock for the 30 trading days prior to the date of the 2006 Annual Meeting. It is anticipated that a similar grant will be made on the date of the 2007 Annual Meeting.

Stock Options:    Our Board's longstanding practice is to award stock options annually to our non-employee Directors, on the date of the Annual Meeting under our Non-Employee Directors' Stock Incentive Plan, referred to as the Directors' Plan. The option exercise price for those awards is set at the average of the high and low stock prices as quoted on the NYSE on the date of the Annual Meeting. Options vest on the date of the next succeeding Annual Meeting and have a term of 10 years from the date of grant.

In 2006, options to purchase 4,000 shares of our Class A stock were granted to non-employee Directors under the Directors' Plan. It is anticipated that a similar grant will be made on the date of the 2007 Annual Meeting.

Matching Gifts Program:    We match 150% of charitable contributions made by Directors to colleges, schools, cultural, journalism or environmental organizations, up to a maximum Company contribution of $4,500 per person per year. We also match charitable contributions of retired Directors. A Director is considered "retired" if such Director has served at least five years on the Board and is at least age 60 at the time he or she leaves our Board.

Life Insurance:    We previously maintained insurance of $100,000 on the life of each non-employee Director. The Board determined to discontinue this insurance effective April 1, 2006. The income required by the Internal Revenue Service to be imputed for the first three months of 2006 to non-employee Directors for related insurance premiums was approximately $828 in the aggregate. We maintain life insurance of $25,000 on the life of each non-employee Director who retired on or before April 18, 2006.

Expenses:    We reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

Director Compensation Changes Effective April 1, 2007:

On the recommendation of our Nominating & Governance Committee, our Board has approved the following modifications to the compensation for non-employee Directors, effective April 1, 2007. We will discontinue our practice of paying meeting fees in recognition of the fact that meeting attendance is the most basic expectation of a director. Instead we will have a higher annual Board retainer and new Committee retainers as follows:

•
Annual cash Board retainer of $45,000;

•
Annual cash Committee retainers in the following amounts:

  •
  Audit — $20,000

  •
  Compensation — $10,000

  •
  Finance — $10,000

  •
  Nominating & Governance — $6,000

  •
  Foundation — $3,000

Non-Employee Director Compensation Table

The total 2006 compensation of our non-employee Directors is shown in the following table. Messrs. Akers and Schacht retired from the Board effective April 18, 2006. The table includes their compensation for the period through that date.

(a)	(b)	(c)	(d)	(g)	(h)
Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2,3] ($)	Option Awards[4,5] ($)	All Other Compensation[6] ($)	Total ($)

John F. Akers	$20,225	$0	$0	$20,800	$41,025
Brenda C. Barnes	70,750	35,000	19,400	6,584	131,734
Raul E. Cesan	87,750	35,000	19,400	2,084	144,234
Lynn G. Dolnick	61,750	35,000	19,400	2,084	118,234
William E. Kennard	75,750	35,000	19,400	3,584	133,734
James M. Kilts	69,250	35,000	19,400	6,584	130,234
David E. Liddle	77,190	35,000	19,400	2,084	133,674
Ellen R. Marram	97,783	35,000	19,400	2,084	154,267
Thomas Middelhoff	59,750	35,000	19,400	2,084	116,234
Henry B. Schacht	19,231	0	0	20,800	40,031
Cathy J. Sulzberger	73,750	35,000	19,400	2,084	130,234
Doreen A. Toben	66,250	35,000	19,400	1,284	121,934
1.
Includes a Presiding Director retainer for each of Mr. Akers and Ms. Marram and a Committee Chair retainer for each of Ms. Barnes, Messrs. Cesan and Kennard, Dr. Liddle, Ms. Marram and Ms. Sulzberger. The $10,000 Presiding Director retainer was apportioned between Mr. Akers, who held the position until his retirement, and Ms. Marram, who succeeded him in the position. Each of Messrs. Cesan and Kennard, Ms. Marram and Ms. Sulzberger received Committee Chair retainers of $10,000. Dr. Liddle succeeded Ms. Barnes as Chair of the Compensation Committee on June 15, 2006. We apportioned the $10,000 Committee Chair retainer between them based on the time they served as Chair. Ms. Barnes elected to defer her cash compensation to a cash account under the Deferral Plan. Messrs. Akers, Cesan and Kennard, Ms. Marram and Ms. Toben elected to defer their cash compensation in the form of phantom stock units under the Deferral Plan.

2.
Consists of the amount of compensation expense recognized in fiscal 2006 related to the discretionary grant of phantom stock units made to each non-employee Director on April 18, 2006 under our Deferral Plan (other than Messrs. Akers and Schacht who retired from the Board on that date), in accordance with Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment ("FAS 123-R"). The grant date fair value of such awards, as estimated for financial reporting purposes, is $35,000. The grant date fair value of the awards is equal to the compensation expense recognized because the phantom stock units have a one-year vesting period.

3.
The following table shows the aggregate phantom stock units outstanding at December 31, 2006:

Name	Aggregate Phantom Stock Units Outstanding at December 31, 2006 (#)

John F. Akers	0
Brenda C. Barnes	2,225
Raul E. Cesan	13,381
Lynn G. Dolnick	2,225
William E. Kennard	9,903
James M. Kilts	1,353
David E. Liddle	2,225
Ellen R. Marram	12,965
Thomas Middelhoff	2,225
Henry B. Schacht	0
Cathy J. Sulzberger	2,225
Doreen A. Toben	6,515
4.
On April 18, 2006, non-employee Directors (other than Messrs. Akers and Schacht who retired from the Board on that date) received options to acquire 4,000 shares of Class A stock at an exercise price of $25.445 (the market value at the time of grant under the Directors' Plan). The amounts included in the table above consist of the amount of compensation expense recognized in fiscal 2006 related to the stock options, in accordance with FAS 123-R. The grant date fair value of such awards, as estimated for financial reporting purposes, is $4.85 per option. For a discussion of the assumptions used in calculating the valuation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. The actual amount ultimately realized by a Director from the stock options will vary depending on, among other items, stock price fluctuations and the timing of exercise.

5.
The following table shows outstanding stock option awards as of December 31, 2006. The exercise prices of the stock options range from $25.445 to $46.945.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable	In-the-money Amount of Unexercised Options ($) Exercisable/ Unexercisable(a)

John F. Akers	36,000/0	$0/$0
Brenda C. Barnes	32,000/4,000	$0/$0
Raul E. Cesan	28,000/4,000	$0/$0
Lynn G. Dolnick	4,000/4,000	$0/$0
William E. Kennard	16,000/4,000	$0/$0
James M. Kilts	0/4,000	$0/$0
David E. Liddle	24,000/4,000	$0/$0
Ellen R. Marram	32,000/4,000	$0/$0
Thomas Middelhoff	8,000/4,000	$0/$0
Henry B. Schacht	28,000/0	$0/$0
Cathy J. Sulzberger	16,000/4,000	$0/$0
Doreen A. Toben	8,000/4,000	$0/$0
    (a)
    Market value of underlying securities at December 29, 2006 ($24.36), the last trading day of our 2006 fiscal year, minus the option exercise price.

6.
Includes for each current non-employee Director, perquisites (gifts) in the amount of $1,107 (other than Ms. Toben, whose gifts total $307), tax reimbursement of $908 and life insurance premiums of $69 as described above under "—Life Insurance." The values also include matching gifts on charitable contributions as described above under "—Matching Gifts Program" in the amount of $4,500 for each of Ms. Barnes and Mr. Kilts and $1,500 for Mr. Kennard. Includes for each of Messrs. Akers and Schacht, perquisites (gifts) in the amount of $271, tax reimbursement of $908, life insurance premiums of $121 as described above under "—Life Insurance" with respect to retired non-employee Directors and matching gifts on charitable contributions in the amount of $4,500 as described above under "—Matching Gifts Program." The amounts included for each of Messrs. Akers and Schacht also include one-time $15,000 donations made in their honor on the occasion of their retirement to charitable organizations.

Directors' and Officers' Liability Insurance

The Company maintains directors' and officers' liability insurance effective March 1, 2007, with an expiration date of March 1, 2008. This is part of our combined coverage, which was purchased at a cost of $2,690,245. The aggregate limit for claims under the directors' and officers' policy, together with claims under policies providing employment practices, fiduciary and crime liability coverage, is $100 million. If the $100 million combined limit is exhausted, there is a separate $50 million side limit available solely for directors' and officers' liability. The insurance companies providing directors' and officers' liability insurance are Ace American Insurance Company, Allied World Assurance Co. Ltd., Endurance Specialty Insurance Ltd., Great American Insurance Company, Liberty Mutual Insurance Company, RLI Insurance Company, Starr Excess Liability Insurance International Ltd., St. Paul Mercury Insurance Company and Westchester Fire Insurance Company.

Compensation of Executive Officers

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Company management the "Compensation Discussion and Analysis" appearing below, and based on such review and discussions, the Compensation Committee has recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's 2006 Annual Report on Form 10-K.

    David E. Liddle, Chair
    Brenda C. Barnes
    Ellen R. Marram
    Thomas Middelhoff

Compensation Discussion and Analysis

Compensation paid to our Chairman, Chief Executive Officer and other named executive officers for 2006 is shown in the Summary Compensation Table and supplemental tables that follow this discussion. The Compensation Committee of the Board of Directors, referred to in this discussion as the Committee, consists solely of independent directors. It is responsible for reviewing and either acting on behalf of the Board or making recommendations to the Board concerning executive compensation.

Compensation of our Chairman, Chief Executive Officer and Vice Chairman is approved by the independent members of our Board of Directors after consultation with all non-management Directors. The Board considers the recommendations of the Committee and other factors it determines to be relevant. Compensation of our other executive officers is approved by the Committee.

The Committee generally consults with management regarding employee compensation matters, and our Chief Executive Officer makes compensation recommendations for executive officers, excluding herself and our Chairman. The Committee has also retained an outside compensation consultant, Hewitt Associates, to advise on executive compensation matters and to provide compensation recommendations for our Chairman and Chief Executive Officer. A discussion of the composition and procedures of the Committee is set forth above under "Compensation Committee." The following discussion and analysis, which has been reviewed and approved by the Committee, analyzes the objectives and results for 2006 of our executive officer compensation policies and procedures.

Compensation Policies and Objectives

We structure compensation for executive officers, including the named executive officers, to drive performance, to accomplish both our short-term and long-term objectives, and to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance. We also seek to link our executives' total compensation to the interests of our stockholders. To accomplish this, the Committee relies on the following elements of compensation, each of which is discussed in more detail below:

•
Salary,

•
Annual performance-based cash awards,

•
Long-term incentive compensation, including performance-based cash awards and equity incentives in the form of options and restricted stock units, and

•
Other benefits

Each component of executive compensation is designed for a specific purpose. For example, annual bonuses are tied to our short-term objectives, while long-term compensation is based on successful results over a longer period. The Committee believes that our executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which we compete for executive talent and is critical to accomplishing our recruitment and retention aims.

In setting the amounts of each component of an executive's compensation and considering his or her overall compensation package, the Committee considers each of the following four factors:

•
Benchmarking—For corporate executive officers, such as Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Forman, the Committee considers the level of compensation paid to individuals in comparable executive positions at a cross-industry selection of 80 U.S. companies with revenues comparable to ours in the prior fiscal year. The companies are selected by Hewitt Associates. In the case of operating unit executives, such as Mr. Heekin-Canedy (president and general manager of The New York Times), the Committee considers the level of compensation for similarly situated individuals at other media companies.

  The Committee believes that these companies are the most appropriate for review because they are representative of the types of companies with which we compete to recruit and retain executive talent for corporate and operating unit positions. The information reviewed by the Committee includes data on salary, annual and long-term cash incentive bonuses and equity compensation, as well as total compensation. Subject to the factors described below, the Committee targets total compensation for each officer at the 60th percentile of the applicable benchmarking group. In allocating total compensation among the various components, the Committee tries to match the allocation typical in the market.

•
Individual Performance—The Committee considers the individual performance of each named executive officer by reviewing, among other factors, annual self-assessments, recommendations of the Chief Executive Officer and achievement of pre-established individual performance objectives. The amount of each component of a named executive officer's compensation is based in part on the Committee's assessment of that individual's performance.

•
Internal Pay Equity—The Committee compares compensation of executives with the compensation of other employees for internal pay equity purposes. The Committee's approach to compensation is that individuals holding comparable positions of responsibility should receive comparable compensation, subject to adjustments based upon achievement of individual performance objectives.

•
Operating Budget—Compensation is a significant component in our total costs. The Committee considers the total compensation payable to executives and the impact that it will have on our operating budget.

In setting compensation for 2006, the Committee also reviewed tally sheets prepared by Hewitt Associates, detailing the total compensation of the named executive officers. These tally sheets identified all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios. During this review, the Committee determined that the amounts of compensation currently paid, in aggregate, and the amounts that would be paid upon termination of employment, in aggregate, are appropriate and reasonable.

The Committee ties a substantial portion of each named executive officer's total potential compensation to Company and individual performance. All executive officers, including the named executive officers, are eligible for annual cash bonuses and long-term performance cash awards that reinforce the relationship between pay and performance by conditioning compensation on the achievement of important short- and long-term financial, operating and individual performance targets set by the Committee in advance. In addition, executives receive grants of stock options and restricted stock units, which increase or decrease in value depending upon the value of our Class A stock. The more responsible the executive officer's position is, the greater the portion of the "at risk" compensation opportunities related to performance.

In setting financial and operating performance targets, the Committee considers our Companywide strategic and operating plans and, where applicable, those of the executive's operating unit. In each case, the Committee reviews our budget for the next fiscal year or appropriate fiscal period and sets specific incentive targets that are directly linked to short- or long-term financial performance. These targets generally exclude the effect of specified non-recurring or non-operational events, such as acquisitions and dispositions, changes in accounting rules, the cost of employee buyouts not reflected in our budget and non-cash impairment charges. The Committee may also from time to time consider appropriate adjustments at the end of the measurement period to exclude the effect of specific one-time events that were not foreseen at the time the performance targets were set. The Committee believes that these adjustments provide for a better evaluation of operating performance, motivate management to pursue investments or acquisitions that are strategically and financially beneficial over the long term but may negatively affect performance metrics during the measured period, and otherwise ensure that employees do not benefit and are not penalized as a result of reasonably unanticipated and uncontrollable events that positively or negatively affect performance against target.

While we cannot predict our results and the achievement of performance targets remain substantially in doubt, the Committee believes that performance targets for our annual bonuses and long-term performance awards have been set at levels such that achievement would require significant effort on the part of the executive officers and that payment of the maximum amounts would reflect results substantially in excess of internal and market expectations.

In February 2007, on the recommendation of the Committee, the Board of Directors adopted a policy on recoupment of performance-based bonuses in the event of certain restatements of financial results arising due to an executive officer's fraud or intentional misconduct. This policy is described above under "Board Policy on Recoupment of Bonuses Upon Restatement Due to Fraud or Misconduct."

Components of Executive Compensation

The following provides an analysis of each element of compensation, what it is designed to reward and why the Committee chose to include it as an element of our executive compensation.

Salaries

Salaries for executive officers are reviewed annually. Changes are generally effective in January of each year and are based on the four factors discussed above. In 2006, Mr. Sulzberger, Jr.'s salary increased 3%, an increase generally consistent with that given to employees across the Company and the executive team. The salary for Ms. Robinson, who became chief executive officer effective January 2005, was increased approximately 11% to bring her compensation more in line with that of chief executive officers in the cross-industry benchmarking group. For 2006, salary increases for our other named executive officers ranged from 3% to 4.5%, principally as a result of their position versus market and individual performance.

For 2007, the salaries for all named executive officers remained at the same levels as for 2006, other than for Mr. Forman, who retired effective December 31, 2006, and is providing services under a consulting agreement discussed below.

Annual Bonuses

In February 2006, the Committee set 2006 annual bonus targets for all executives, including the named executive officers, as a percentage of salary based on the four factors discussed above. Generally, the more responsible the executive officer's position is, the higher the percentage. For the named executive officers, target amounts ranged from 50% to 90% of base salary. Depending on the achievement of the Company, operating unit and individual goals discussed below, the potential payout for each executive ranged from 10% to 200% of the target amount, or was zero.

The objective of the annual bonus element of compensation is to align the interest of executives with management's operating goals for the year and also to encourage and reward the achievement of individual goals. To achieve this, the Committee structured 2006 annual bonuses to depend 75% on the achievement of annual financial targets based on earnings per share, or EPS, and, where applicable, operating unit results, and 25% on the achievement of individual goals also designed to advance our strategy.

For corporate executive officers, including Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Forman, the financial targets were based solely on EPS. EPS is used by investors and analysts who follow us to evaluate our annual performance, and we believe EPS is a significant part of how the market evaluates our management. Thus, for executives with responsibilities for our overall operations and strategy, the Committee concluded that basing a significant component of their 2006 compensation on EPS was appropriate. For operating unit executives, such as Mr. Heekin-Canedy, the Committee concluded it was appropriate to link the annual bonus to both EPS and the financial results of the executive's particular operating division. Thus, for these executives, the financial targets were based 40% on the achievement of the EPS targets and 35% on the achievement of operating profit targets by unit.

In setting the financial targets, the Committee provided that the effects of acquisitions and dispositions, changes in accounting rules, the cost of employee buyouts not reflected in our budget and non-cash impairment charges would be excluded. In addition, EPS for 2006 was significantly adversely affected by accelerated depreciation and other charges related to our decision to consolidate printing operations in our newer College Point, N.Y., facility and to close our Edison, N.J., printing plant. The Committee excluded the effect of this consolidation of printing operations on 2006 EPS for purposes of determining annual bonuses. It determined that to do otherwise would have unfairly penalized executives for beginning the implementation of an action determined by the Board and management to be in the best interest of our stockholders.

For 2006, we reported a loss per share of $3.76. Excluding the effect of the printing plant consolidation, as well as the effect of acquisitions and dispositions, changes in accounting rules, the cost of employee buyouts not reflected in our budget and non-cash impairment charges, we earned $1.58 per share. This represented achievement at the 75% level. As a result, 75% of the annual bonuses for Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Forman and 40% of the annual bonuses for Mr. Heekin-Canedy were payable at that 75% level. For Mr. Heekin-Canedy, 35% of his bonus related to operating profit targets set for The New York Times Media Group. The target was met at the 56% level.

As noted above, bonuses depended 25% upon the officer's achievement of individual goals. For the named executive officers, the Committee evaluated performance against individual goals related to revenue growth, expense management, strategic development and organizational effectiveness.

The Committee retained the discretion to increase or decrease the total bonus paid to each executive by up to 10% based on the continuing development of a diverse work force, including the inclusion of diverse candidates in hiring processes and the demonstration of personal commitment to diversity through participation in diversity-related activities.

In light of the challenging period of transition that we and our industry are in, Mr. Sulzberger, Jr. asked that the Board limit his annual bonus to no more than the amount of his annual bonus for 2005, which was $560,521. Although based on the achievement of pre-established performance targets, he would have been eligible to receive more than that amount, the Board honored Mr. Sulzberger, Jr.'s request and capped his 2006 annual bonus accordingly.

The following table illustrates the 2006 annual bonus program as discussed above. For each named executive officer, the table below sets out the target (100%), maximum (200%) and actual bonus amount both in dollars and as a percentage of 2006 base salary.

Name	Target ($)	Maximum ($)	Actual ($)

Arthur Sulzberger, Jr.	978,300 (90% of base salary)	1,956,600 (180% of base salary)	560,521 (52% of base salary)
Janet L. Robinson	900,000 (90% of base salary)	1,800,000 (180% of base salary)	841,000 (84% of base salary)
Michael Golden	407,550 (65% of base salary)	815,100 (130% of base salary)	371,889 (59% of base salary)
Leonard P. Forman	398,775 (65% of base salary)	797,550 (130% of base salary)	324,005 (53% of base salary)
Scott Heekin-Canedy	261,250 (50% of base salary)	522,500 (100% of base salary)	243,119 (47% of base salary)

In December 2006, the Committee determined to structure 2007 annual cash bonuses for the named executive officers based on a similar allocation of 75% for Companywide performance and, where applicable, operating unit results, and 25% for individual goals. For operating unit executives, 35% of the annual bonus will depend on the Companywide targets (decreased from 40% in 2006), 40% will depend on operating unit performance targets (increased from 35% in 2006), and 25% will depend on individual goals.

The Committee replaced both the Companywide EPS and the operating unit profit performance targets with targets based on operating profit, as reflected by EBITDA excluding certain items. For this purpose, EBITDA is defined as earnings before interest, taxes, depreciation and amortization and, in addition, excludes the effect of acquisition and dispositions, changes in accounting rules, the cost of employee buyouts not reflected in our budget and non-cash impairment charges. The Committee concluded that operating profit as measured by EBITDA, as adjusted, would be a useful measure of our performance for compensation purposes because it facilitates internal comparisons of our historical operating performance on a more consistent basis than EPS and, as a measure often used by investors, analysts and others, it serves to align the interests of our executives and our stockholders.

In 2007, target annual cash bonuses were increased to a range from 70% to 100% of the named executive officers' annual salary (while salaries were maintained at 2006 levels), with the potential for a payout ranging from 10% to 200% of the target, or being zero. The Committee determined to increase the "at risk" annual cash bonus potential rather than increase salaries to heighten the link of pay to performance. See the "Grants of Plan-Based Awards" table.

Long-Term Incentive Compensation

The Committee awards long-term compensation through long-term performance-based cash awards and equity incentives (in the form of options and restricted stock units). The allocation and size of these components is based on the four factors identified above.

Long-Term Performance Awards

Long-term performance awards, which are paid in cash, are designed to align the interests of the executives with our longer-term objectives and to reward them in relation to the achievement of these objectives.

For the long-term performance cycle ending in 2006, which was a three-year cycle for which target amounts were set in 2003, awards depended on relative total stockholder return, or TSR. Each executive's potential award was based on the TSR to holders of Class A stock relative to the TSR to holders of stock in a group of peer media companies. The peer group included Dow Jones & Company, Inc., Gannett Co., Inc., Media General, Inc., The McClatchy Company, Tribune Company and The Washington Post Company. TSR is defined as the quotient of:

•
the sum of

—
the cumulative amount of dividends declared for the measurement period assuming monthly reinvestment of dividends, plus

—
the difference between the issuer's share price at the end and the beginning of the measurement period; divided by

•
the share price at the beginning of the measurement period.

For the long-term performance cycle ending in 2006, we ranked seventh out of the seven companies in our peer group, and, as a result, no payments were made.

For the long-term performance awards granted in 2006, amounts that may potentially be paid will depend on two performance measures. Fifty percent of the potential award is based on revenue growth in excess of expense growth from continuing operations. The Committee believes that this metric enhances the link between an award payment and the successful execution of our current growth strategy and cost control initiatives.

Fifty percent of the potential award depends on a performance measure based upon return on invested capital, or ROIC, from continuing operations. This ROIC metric replaces the metric based on TSR to holders of Class A stock relative to the TSR to holders of stock in a group of peer media companies. The Committee believes that the ROIC metric better aligns the interests of our executives with those of our stockholders by awarding incentive payments that correspond with the long-term creation of stockholder value, while also ensuring a better balance with other elements of long-term compensation, such as options and restricted stock units, which are tied to stock market performance. The Committee also believes the ROIC metric enables plan participants to take actions that directly affect our achievement of the targets.

We define ROIC as the quotient of:

•
our net operating profit after taxes, divided by,

•
our average "invested capital"—total assets less non-interest-bearing current liabilities (current liabilities other than short-term debt and capital lease obligations) and minority interests.

In setting the ROIC targets, the Committee determined that the effects of significant acquisition and dispositions (i.e., those above $10 million), changes in accounting rules, the cost of employee buy-outs not reflected in our budget and non-cash impairment charges for assets held for more than three years would be excluded. The Committee determined to exclude such non-cash impairment charges because a write-down can materially adversely affect the computation of ROIC for the measurement period, and the Committee determined that it would be inequitable to penalize executives for the impairment of assets acquired more than three years ago. With respect to assets acquired within three years, however, because the decision to acquire such assets would have been based in part upon the current executives' operating strategies, the Committee determined that any impairment charge should be taken into account in measuring the long-term performance award ultimately payable to such executives.

The Committee has reduced the performance cycle for the long-term performance awards from five to three years to better reflect both market practice and the time the Committee believes is needed to achieve the relevant targets under these two metrics. Achievement with respect to each element of the award is independent of the other. The actual amount that will be paid will depend on the two performance measures and will range from $0 to 175% of the target amounts, depending on performance.

For our named executive officers, the target amounts range from $260,000 to $1,000,000. The Committee reduced the target amounts from those established for the prior cycle for Messrs. Golden and Heekin-Canedy to reflect the shortened performance cycle; however, it increased the LTIP target amounts for Mr. Sulzberger, Jr. from $700,000 to $1,000,000 and Ms. Robinson from $690,000 to $1,000,000, to emphasize, for these senior executives, the link of pay to performance. The Committee has set the specific amounts for each named executive officer, which are set forth below in the "Grants of Plan-Based Awards" table, based upon four factors discussed above. The grants are designed to result in payouts at the stated target amounts if the Company achieves its goals for the three-year period 2007-2009.

Stock Options/Restricted Stock Units

Stock-based compensation for eligible employees, including the named executive officers, consists of stock options and restricted stock units. Including an equity component in executive compensation closely aligns the interests of the executives and our stockholders and rewards executives in line with stockholder gains.

Stock options produce value for executives only if our Class A stock price increases over the exercise price, which is set at the market price on the date of grant, calculated as the average of high and low stock prices on the date of grant. Also, through vesting and forfeiture provisions, they create incentives for executive officers to remain with us. Stock options granted in 2006 to executive officers, including the named executive officers, vest in equal increments over four years and expire after ten years.

Restricted stock units create incentives for executives to increase the value of our Class A stock and to remain with us. Restricted stock units granted in 2006 to executive officers, including the named executive officers, represent a right to receive shares of our Class A stock after a five-year vesting period. During this vesting period, the units are generally forfeited if the holder leaves our employ but vest in the event of death, disability or retirement. Upon vesting, shares of Class A stock equal to the number of outstanding units are delivered free and clear of restriction. Restricted stock unit holders are entitled to receive payments equivalent to dividends paid on Class A stock. In 2006, our named executive officers received dividends or dividend equivalents on restricted stock or restricted stock units in the following amounts: Mr. Sulzberger, Jr.: $83,490; Ms. Robinson: $99,705; Mr. Golden: $15,560; Mr. Forman: $22,460; and Mr. Heekin-Canedy: $11,652.

Our Committee makes annual equity grants to key employees, including executives, at a regularly scheduled meeting, currently in December. The Committee has chosen to make annual equity grants in December as it enables the Committee to consider our annual performance and the performance of the individual.

It has long been our policy to not grant "in-the-money options" in any manner, including granting an option with an exercise price set at the market price as of a date preceding the grant date. Awards made other than pursuant to the annual equity grant—for example, to newly hired or recently promoted employees—typically take place shortly after issuance of our quarterly earnings releases, and grants to new employees occur only after employment has commenced. In the past, the Committee has delegated, and may in the future on an annual basis delegate, the authority to make option and other equity grants in limited circumstances, such as for newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of options and other equity awards under specified parameters. To ensure compliance with its long-standing procedures, the Committee has adopted a written grant policy.

Equity grants made in December 2006 to executive officers, including the named executive officers, were set at a dollar value determined by the Committee based upon the four factors discussed above and informed by the evolving nature of executive compensation practices. In determining equity grants for named executive officers, the Committee considered the number of options, shares of restricted stock and restricted stock units previously granted that remain outstanding, the number and value of shares underlying the options and restricted stock units being granted and the related effect on dilution. It also took into account the number of shares that remain available for grant under our executive stock incentive plan. Awards were made to key employees, with weighted distribution toward individuals with the greatest responsibilities, including executive officers.

The specific grants to the named executive officers are set forth below in the "Grants of Plan-Based Awards" table, and information regarding all outstanding equity awards as of the end of our 2006 fiscal year for the named executive officers is set forth below in the "Outstanding Equity Awards at Fiscal End" table. The grants of stock options and restricted stock units to Ms. Robinson were designed to ensure that her compensation was at the 60th percentile of chief executive officers in the cross- industry benchmarking group in recognition of the leadership she displayed during 2006.

In light of the challenging period of transition that we and our industry are in and to demonstrate the commitment of the Ochs/Sulzberger family to the Company, Messrs. Sulzberger, Jr. and Golden requested that we not grant them stock-based compensation for 2006 and 2007, significantly reducing their compensation. The Board concluded that it would honor the request. Management created a bonus pool of $2 million, the approximate value of Messrs. Sulzberger, Jr. and Golden's stock-based compensation in 2005, to reward exceptional performance by employees who do not participate in our annual bonus plan.

Other Elements of Executive Compensation

Our executive officers, including the named executive officers, participate in a supplemental executive retirement plan, which is a non-qualified plan designed to provide benefits to a select group of executives that, when added to retirement income provided under other Company plans, will ensure payment of a competitive level of retirement income to these individuals and, as a result, serves as an important retention tool.

Participation in the supplemental executive retirement plan is reviewed annually by our Chairman and Chief Executive Officer, who have the discretion to designate executive officers for participation. All named executive officers currently participate in this plan. For a further discussion of the supplemental executive retirement plan, see "—Post-Employment Compensation—Supplemental Executive Retirement Plan" below.

We provide certain limited perquisites to our executive officers. Our approach to compensation does not include significant perquisites. Perquisites that are currently provided consist primarily of financial planning services in connection with the stock ownership guidelines described below and, for Mr. Golden, benefits provided in connection with his overseas assignment as Publisher of the International Herald Tribune. Our Committee believes that these perquisites are relatively modest compared to those provided to executives at other public companies. For our executive officers, including our named executive officers, we also pay Medicare taxes and related tax reimbursements owed on supplemental executive retirement plan benefits and restricted stock units outstanding when those officers become eligible for retirement.

New Chief Financial Officer

On January 8, 2007, James M. Follo became our senior vice president and chief financial officer. Mr. Follo replaced Mr. Forman, executive vice president and chief financial officer, who retired at the end of 2006. Because Mr. Follo's tenure as an executive officer commenced during our fiscal 2007 year, his compensation is not included in the Summary Compensation Table and related supplemental tables that follow this discussion.

In connection with Mr. Follo's employment, the Committee approved a compensation arrangement consistent with that provided to other named executive officers and comprised of the following elements:

  Annual salary: $480,000
  2007 annual bonus target amount: 55%
  LTIP potential amount: $250,000
  Stock options: 54,000
  Restricted stock units: 5,500

Mr. Follo will participate pro rata from January 1, 2007, in existing long-term performance cycles scheduled to end in 2009 and 2010. In addition, he will participate in the pension and benefit arrangements discussed above in a comparable manner with other named executive officers.

To assist in an orderly transition, Mr. Forman is providing us consulting services through the end of March 2007. Pursuant to the terms of a consulting agreement between the Company and Mr. Forman, Mr. Forman is receiving a consulting fee of $76,625.

Stock Ownership Guidelines

Since 2004, we have maintained minimum stock ownership guidelines for those executive officers named in the "Summary Compensation Table." The Chairman is required to own shares of the Company's Class A stock equal in value to three times current annual base salary, and the other named executive officers are required to own shares equal in value to one or two times current annual base salary. Restricted stock and restricted stock units are counted in calculating ownership, but stock options are not. Each affected executive officer has five years from becoming subject to the guidelines to attain the holding requirements. The Committee is advised annually of the holdings of each affected officer. All of our named executive officers are in compliance with the guidelines.

Tax Matters

The Internal Revenue Code imposes certain limitations on the deductibility of compensation paid to those executive officers named in the "Summary Compensation Table." Certain compensation, including performance-based compensation meeting specified requirements, is exempt from this deduction limit. To the extent consistent with corporate performance objectives, we have structured, and intend to continue to structure, performance-based compensation, including stock option grants, annual bonuses and long-term performance awards, to executive officers who may be subject to these limitations in a manner that maximizes the available deduction. However, we have awarded non-deductible compensation in the past, and we expect to do so in the future when we deem appropriate.

As a result of the Committee's decision, as discussed above, to exclude the effect on 2006 EPS of our printing facility consolidation, annual bonuses paid to the named executive officers in 2006 do not meet the definition of "performance-based compensation" set forth in the Internal Revenue Code. As a result, we cannot deduct, for federal income tax purposes, the expense of annual bonuses paid to named executive officers to the extent their non-performance-based compensation exceeds $1 million. Notwithstanding this cost, which the Committee considered, the Committee determined that it would have been inequitable to penalize executives for the effects of implementing the printing facility consolidation.

Summary Compensation Table

The table below summarizes the total compensation earned by each named executive officer for the fiscal year ended December 31, 2006. We have not entered into any employment agreements with any of the named executive officers.

Messrs. Sulzberger, Jr. and Golden requested that we not grant them stock-based compensation for 2006 and 2007, significantly reducing their compensation. In the "Stock Awards" and "Option Awards" columns, SEC regulations require us to disclose the amount of compensation expense recognized in fiscal 2006 for restricted stock, restricted stock units and stock option awards, whether such grants were made in 2006 or in prior years, in accordance with FAS 123-R. The amounts included in the "Stock Awards" and "Option Awards" columns for Messrs. Sulzberger, Jr. and Golden are the amounts of compensation expense recognized in fiscal 2006 related to restricted stock, restricted stock units and/or stock option awards made in prior years. See the "Grants of Plan-Based Awards" table for actual grants made in 2006.

Mr. Sulzberger, Jr. also asked that the Board limit his annual bonus to no more than the amount of his annual bonus for 2005, which was $560,521. Although based on the achievement of pre-established performance targets, he would have been eligible to receive more than that amount, the Board honored Mr. Sulzberger, Jr.'s request and capped his 2006 annual bonus accordingly.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($)[1] (c)	Stock Awards ($)[2] (e)	Option Awards ($)[2] (f)	Non-Equity Incentive Plan Compensation ($)[3] (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4] (h)	All Other Compensation ($)[5] (i)	Total ($) (j)

Arthur Sulzberger, Jr. Chairman of the Board and Publisher, The New York Times	2006	1,087,000	1,669,104	894,256	560,521	—	152,975	4,363,856
Janet L. Robinson President and Chief Executive Officer	2006	1,000,000	1,261,729	1,105,993	841,000	148,370	45,586	4,402,678
Michael Golden Vice Chairman and Publisher, International Herald Tribune	2006	627,000	101,678	65,000	371,889	—	466,000	1,631,567
Leonard P. Forman Executive Vice President and Chief Financial Officer	2006	613,500	638,251	233,283	324,005	—	36,754	1,845,793
Scott Heekin-Canedy President and General Manager, The New York Times	2006	522,500	540,672	647,923	243,119	124,879	44,819	2,123,912

1.
For 2007, the salaries for all named executive officers remain at the same levels as for 2006, other than for Mr. Forman, who retired effective December 31, 2006. We generally set and pay salaries on a calendar-year basis.

2.
Included in the "Stock Awards" and "Option Awards" columns are the amounts of compensation expense recognized in fiscal 2006 related to restricted stock, restricted stock units and stock option awards in 2006 and prior fiscal years, in accordance with FAS 123-R. In 2006, there were no stock or option awards to Messrs. Sulzberger, Jr. or Golden at their request.

For a discussion of the assumptions used in calculating the expense, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The actual amount ultimately realized by a named executive officer will vary depending on stock price fluctuations and the timing of vesting or exercise.

3.
The "Non-Equity Incentive Plan Compensation" column reflects payments in connection with our annual bonus awards. Mr. Sulzberger, Jr. asked that the Board limit his 2006 annual bonus to no more than the amount of his annual bonus for 2005, which was $560,521. Although based on the achievement of pre-established performance targets, he would have been eligible to receive more than that amount, the Board honored Mr. Sulzberger, Jr.'s request and capped his 2006 annual bonus accordingly.

For the three-year long-term performance cycle ending in 2006, for which target amounts were set in 2003, we made no payments. See "Compensation Discussion and Analysis" for an explanation of our annual and long-term performance awards.

4.
Represents the aggregate increase in the actuarial present value of each named executive officer's accumulated benefit under The New York Times Companies Pension Plan (the "Pension Plan") and the Supplemental Executive Retirement Plan, as amended and restated through January 1, 2004 (the "SERP"), accrued during 2006. The calculation of the actuarial present value of accumulated benefits assumes a discount rate of 6 percent as of December 31, 2006, and a discount rate of 5.5% as of December 25, 2005. The change in discount rate resulted in a decrease in the actuarial present value of accumulated benefits for Mr. Sulzberger, Jr. ($100,505), Mr. Golden ($19,240) and Mr. Forman ($144,971). For a discussion of the assumptions used in calculating the actuarial present value, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Under our Deferred Executive Compensation Plan (the "DEC"), participants are allowed to defer portions of their salary, annual bonus and long-term performance award. See "Nonqualified Deferred Compensation" below. These deferrals are credited with earnings based on the rates of return earned by various third-party mutual funds offered under the DEC from time to time and selected by the participant. The DEC does not provide for earnings at above-market or preferential rates. As a result, no earnings related to the DEC are included in column (h).

5.
The amounts presented in column (i) include the following:

Name	Perquisites[a]	Tax Payments or Reimbursements[b]	Defined Benefit Contributions[c]	Life Insurance Premiums[d]

Arthur Sulzberger, Jr.	$9,000	$134,915	$6,300	$2,760
Janet L. Robinson	$9,000	$27,802	$6,300	$2,484
Michael Golden	$184,372	$273,647	$6,300	$1,681
Leonard P. Forman	$9,000	$19,809	$6,300	$1,645
Scott Heekin-Canedy	$9,000	$28,139	$6,300	$1,380

  (a)
  For Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Forman and Heekin-Canedy, amounts represent the incremental cost to the Company of financial planning services provided in connection with our stock ownership guidelines. Amounts for Mr. Golden represent financial planning services and perquisites received in connection with his overseas assignment. Mr. Golden's duties as Publisher of the International Herald Tribune require that he spend approximately three-quarters of his working time outside of the United States, with Paris, France, as his principal place of business. Amounts shown for him principally represent expenses incurred as a result, including a housing allowance of $75,678; cost-of-living adjustment of $49,036; spousal travel between Paris and New York of $31,202, tax preparation services of $17,575; auto rental and apartment insurance. We paid a portion of these perquisites in 2006 in euros. For purposes of the presentation above, these amounts have been converted into U.S. dollars at an average exchange rate of one euro to $1.2706.

  (b)
  Amounts for each named executive officer include payments of Medicare taxes and related tax reimbursements on SERP benefits, as well as tax reimbursements on imputed income for financial planning services. Amounts for Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Forman and Heekin-Canedy include payments of Medicare taxes and related tax reimbursements for restricted stock units. For Mr. Sulzberger, Jr., these amounts were related to restricted stock units granted in a prior year for which he became vested in 2006, for Medicare tax purposes, when he became retirement-eligible. Amounts for Mr. Sulzberger, Jr. include tax reimbursements for income taxes on imputed income related to spousal travel on Company aircraft that resulted in de minimis aggregate incremental cost to the Company. Amounts for Mr. Golden include tax reimbursements on the perquisites related to his overseas assignment, described above, as well as tax equalization payments of $248,407 for French taxes.

  (c)
  Represents our 50% match of $12,600 of employee contributions (per Internal Revenue Service limits) by or on behalf of the named executive officers to our Supplemental Retirement and Investment Plan, a tax-qualified retirement savings plan.

  (d)
  We pay for premiums for basic life insurance for all employees, including our executive officers. Coverage is equal to an employee's annual salary, with a minimum of $20,000 and a maximum of $1 million.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[3] (#) (i)	All Other Option Awards: Number of Securities Underlying Options[4] (#) (j)
							Exercise or Base Price of Option Awards ($/Sh) (k)
								Grant Date Fair Value of Stock and Option Awards[5]
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)					Closing Market Price ($/Sh)

Arthur Sulzberger, Jr.	12/14/2006[1] 12/14/2006[2]	0 108,700	1,000,000 1,087,000	1,750,000 2,174,000	0	0	—	—	—
Janet L. Robinson	12/14/2006[1] 12/14/2006[2]	0 100,000	1,000,000 1,000,000	1,750,000 2,000,000	25,000	225,000	23.83	1,581,250	23.68
Michael Golden	12/14/2006[1] 12/14/2006[2]	0 43,890	260,000 438,900	455,000 877,800	0	0	—	—	—
Leonard P. Forman	12/14/2006[1] 12/14/2006[2]	— —	— —	— —	2,750	27,000	23.83	183,793	23.68
Scott Heekin-Canedy	12/14/2006[1] 12/14/2006[2]	0 36,575	260,000 365,750	455,000 731,500	6,500	65,000	23.83	439,595	23.68

1.
Threshold, target and maximum amounts in connection with long-term performance awards for the 2007-2009 cycle. The actual amount that will be paid will depend on two performance measures and will range from $0 to the maximum amount, depending on performance.

2.
Threshold, target and maximum amounts in connection with our 2007 annual bonus program.

3.
This column shows restricted stock units granted to our named executive officers in 2006. Each restricted stock unit corresponds to one share of Class A stock and entitles the executive to receive one share of Class A stock on the conversion date.

4.
This column shows stock options granted to our named executive officers in 2006. All options are for Class A stock and have an exercise price of $23.83, equal to the average of the high and low stock prices, as reported on the New York Stock Exchange, on the December 14, 2006, grant date.

5.
This column shows the grant date fair values of restricted stock units and stock options awarded on December 14, 2006, as estimated for financial reporting purposes ($23.83 per restricted stock unit; $4.38 per option). These amounts reflect accounting expenses and do not correspond to the actual value that will be recognized by the named executive officers.

In 2006, we granted annual and long-term performance-based awards:

-
The Compensation Committee has set specific performance goals that will be used to determine the amount of 2007 annual cash bonuses to senior executives, including named executive officers. A target annual bonus amount, which is a percentage of the individual's base salary, was designated for each named executive officer. The amount of the target that will actually be paid at the end of 2007 will depend 75% on our achievement of designated targets for EBITDA, and 25% upon the named executive officer's achievement of individual goals related to strategic development and organizational effectiveness. The total may be increased or decreased by up to 10% based on the level of achievement of diversity goals.

-
Under our long-term performance award program for senior executives, a grant was made in December 2006 for the three-year cycle commencing January 2007. The actual amount that will be paid will depend on two performance measures and will range from $0 to the maximum amount, depending on performance. Fifty percent of the potential award is based on the percentage increase in our revenues in excess of the percentage increase in costs and expenses during the three-year period 2007-2009. Fifty percent of the potential award depends on a performance measure based upon ROIC. Achievement with respect to each element of the award is independent of the other.

Further information about these awards is included in "Compensation Discussion and Analysis."

In 2006, we also granted stock-based compensation to eligible employees, including executive officers, consisting of stock options and restricted stock units.

-
Stock options granted to executive officers have an exercise price equal to the market value of the Class A stock on the date of grant and produce value only if the Class A stock price increases over the exercise price. They vest in equal increments over four years and expire after ten years.

-
Restricted stock units granted to executive officers represent a right to receive shares of Class A stock upon vesting. During the five-year vesting period, the units are forfeited if the holder leaves the employ of the Company, but vest in the event of death, disability or retirement. The holder of restricted stock units is entitled to receive payments equivalent to dividends paid on Class A stock; no preferential rate is paid. Historically, our Board has declared dividends on a quarterly basis. In 2006, we paid dividends of $0.69 per share of Class A stock. Upon vesting, shares of Class A stock equal to the number of outstanding units are delivered free and clear of restriction.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock options, restricted stock and restricted stock units as of December 31, 2006.

	Option Awards[1]				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable[1] (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($) (h)

Arthur Sulzberger, Jr.[3]	0	0	—	12/14/2016	121,000	2,947,560
	37,500	112,500	27.4450	12/20/2015
	29,500	29,500	39.5950	12/16/2014
	90,000	0	46.3400	12/18/2013
	150,000	0	46.0150	12/12/2012
	150,000	0	43.0550	12/18/2011
	150,000	0	40.2500	12/20/2010
	150,000	0	47.2813	12/16/2009
	150,000	0	34.3438	12/17/2008
	120,280	0	32.4062	12/18/2007

	Option Awards[1]				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable[1] (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($) (h)

Janet L. Robinson	0	225,000	23.8300	12/14/2016	169,500	4,129,020
	37,250	111,750	27.4450	12/20/2015
	27,500	27,500	39.5950	12/16/2014
	48,000	0	46.3400	12/18/2013
	80,000	0	46.0150	12/12/2012
	80,000	0	43.0550	12/18/2011
	80,000	0	40.2500	12/20/2010
	80,000	0	47.2813	12/16/2009
	70,000	0	34.3438	12/17/2008
Michael Golden[4]	0	0	—	12/14/2016	22,550	549,318
	15,000	45,000	27.4450	12/20/2015
	14,835	14,835	39.5950	12/16/2014
	48,000	0	46.3400	12/18/2013
	80,000	0	46.0150	12/12/2012
	80,000	0	43.0550	12/18/2011
	80,000	0	40.2500	12/20/2010
	80,000	0	47.2813	12/16/2009
	80,000	0	34.3438	12/17/2008
	69,028	0	32.4062	12/18/2007
Leonard P. Forman[5]	0	27,000	23.8300	12/14/2016	35,300	859,908
	15,000	45,000	27.4450	12/20/2015
	14,835	14,835	39.5950	12/16/2014
	48,000	0	46.3400	12/18/2013
	80,000	0	46.0150	12/12/2012
	80,000	0	43.0550	12/18/2011
	40,000	0	40.2500	12/20/2010
	40,000	0	47.2813	12/16/2009
	40,000	0	34.3438	12/17/2008
	14,575	0	32.4062	12/18/2007
Scott Heekin-Canedy	0	65,000	23.8300	12/14/2016	23,387	569,707
	15,000	45,000	27.4450	12/20/2015
	13,060	13,060	39.5950	12/16/2014
	24,000	0	46.3400	12/18/2013
	23,000	0	46.0150	12/12/2012
	23,000	0	43.0550	12/18/2011
	23,000	0	40.2500	12/20/2010
	23,000	0	47.2813	12/16/2009
	5,500	0	34.3438	12/17/2008

1.
Options granted to these executives under the NYT Stock Plan become exercisable in four equal installments over a period of four years from the date of grant and have a term of ten years.

2.
Market value at December 29, 2006 ($24.36), the last trading day of our 2006 fiscal year. Restricted stock awarded in December 2004 to named executive officers vests 50% on the third anniversary of grant and 50% on the fourth anniversary of grant. Restricted stock and restricted stock units awarded in 2003, February 2004, 2005 and 2006 vest 100% on the fifth anniversary of grant. The grant and vesting dates of the restricted stock and restricted stock units awards are as follows.

Name	Restricted Stock/ Restricted Stock Units	Grant Date	Vesting Date

Arthur Sulzberger, Jr.	0	12/14/2006	—
	30,000	12/20/2005	12/20/2010
	5,500	12/16/2004	12/16/2008
	5,500	12/16/2004	12/16/2007
	80,000	12/19/2002	12/19/2007
Janet L. Robinson	25,000	12/14/2006	12/14/2011
	74,000	12/20/2005	12/20/2010
	5,250	12/16/2004	12/16/2008
	5,250	12/16/2004	12/16/2007
	20,000	12/18/2003	12/18/2008
	40,000	12/19/2002	12/19/2007
Michael Golden	0	12/14/2006	—
	12,000	12/20/2005	12/20/2010
	2,775	12/16/2004	12/16/2008
	2,775	12/16/2004	12/16/2007
	5,000	2/24/2004	2/24/2009
Leonard P. Forman[5]	2,750	12/14/2006	12/14/2011
	12,000	12/20/2005	12/20/2010
	2,775	12/16/2004	12/16/2008
	2,775	12/16/2004	12/16/2007
	15,000	12/18/2003	12/18/2008
Scott Heekin-Canedy	6,500	12/14/2006	12/14/2011
	12,000	12/20/2005	12/20/2010
	2,444	12/16/2004	12/16/2008
	2,443	12/16/2004	12/16/2007

3.
Mr. Sulzberger, Jr. has transferred the following options to a family limited partnership in which his spouse is a general partner.

Amount	Option Expiration Date

75,000	12/20/2010
75,000	12/17/2008
60,140	12/18/2007
4.
Mr. Golden has transferred the following options to a family limited partnership in which his spouse is a general partner.

Amount	Option Expiration Date

20,000	12/12/2012
40,000	12/18/2011
40,000	12/20/2010
40,000	12/16/2009
40,000	12/17/2008
34,514	12/18/2007
5.
Mr. Forman retired as of the end of our 2006 fiscal year, resulting in the accelerated vesting of his options and restricted stock. His restricted stock units will vest in June 2007.

Option Exercises and Stock Vested

The following table shows amounts received upon the exercise of options or vesting of restricted stock or restricted stock units during 2006.

	Option Awards			Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)		Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Arthur Sulzberger, Jr.	—		—	—	—
Janet L. Robinson	—		—	—	—
Michael Golden	22,096	[1]	66,538	—	—
Leonard P. Forman[2]	—		—	—	—
Scott Heekin-Canedy	—		—	—	—

1.
Includes 11,048 options exercised by a family limited partnership in which Mr. Golden's spouse is the general partner.

2.
Mr. Forman retired as of the end of our 2006 fiscal year, resulting in the accelerated vesting of 20,550 shares of restricted stock, with value realized upon vesting of $500,598. His restricted stock units will vest in June 2007. At December 29, 2006, the last trading day of our 2006 fiscal year, the market value of his restricted stock units was $359,310.

Post-Employment Compensation

The following table shows the number of years of credited service and actuarial present value of accumulated benefit under the Pension Plan and SERP as of December 31, 2006, the measurement date for each plan. The present value amounts are estimates only and do not necessarily reflect the actual amounts that will be paid to the named executive officers.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)[1] (d)	Payments During Last Fiscal Year ($) (e)
Arthur Sulzberger, Jr.	Pension Plan	28	581,716	0
	SERP	28	7,605,068	0
Janet L. Robinson	Pension Plan	23	546,595	0
	SERP	23	5,522,526	0
Michael Golden	Pension Plan	22	439,287	0
	SERP	22	4,155,742	0
Leonard P. Forman[2]	Pension Plan	22	575,935	0
	SERP	22	4,161,796	0
Scott Heekin-Canedy	Pension Plan	15	267,854	0
	SERP	15	1,406,201	0

1.
The assumed retirement age used to calculate the actuarial present value of each named executive officer's accumulated benefit is the age at which the named executive officer would be eligible to receive unreduced benefits. Under the Pension Plan, Mr. Sulzberger, Jr. would be eligible to receive unreduced benefits at age 62 with 30 years of service, Ms. Robinson would be eligible to receive unreduced benefits at age 63 with 30 years of service, and all other named executive officers would be eligible to receive unreduced benefits at age 65. Under the SERP, each named executive officer would be eligible to receive unreduced benefits at age 60 with 10 years of service. For a discussion of the assumptions used in calculating the valuation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 12 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

2.
Mr. Forman retired on the last day of our 2006 fiscal year. Because he retired before the retirement age of 65 assumed to calculate the actuarial present value of his accumulated benefit under the Pension Plan, the actual benefits payable to him under the Pension Plan are lower than the value presented.

Pension Plan

The Pension Plan is a defined benefit pension plan that is intended to qualify for favorable tax treatment under Internal Revenue Code Section 401(a). It is designed to provide retirement income to eligible employees and their beneficiaries. All of our employees who are at least 21 years old and are not covered by a collective bargaining agreement are eligible to participate in the Pension Plan after completing one year of at least 1,000 hours of service. All of the named executive officers are participants.

Pension Plan Benefits

Pension Plan benefits are based on a participant's years of service with the Company and final average earnings. Final average earnings are computed by:

•
averaging the executive's monthly earnings for the highest 60 consecutive months in the 120 months preceding retirement, and

•
then multiplying that average by 12.

For this purpose, earnings include the participant's total:

•
base salary,

•
annual cash bonus, and

•
sales commissions, if any.

Earnings do not include long-term performance award payments or payments under any of our other compensation plans. The Internal Revenue Code limits the amount of annual earnings that can be taken into account when computing benefits under a tax-qualified plan, like the Pension Plan. For 2006, the maximum amount of earnings that can be taken into account when computing Pension Plan benefits was $220,000.

Normal Retirement

The annual retirement benefit payable at normal retirement age (age 65) is equal to:

•
1 1/2% of "final average earnings" for each year of service up to 25 years, plus

•
5/8% of "final average earnings" for each year of service between 26 and 40 years.

Early Retirement

A participant who retires between the ages of 55 and 65 with five or more years of service will receive an early retirement benefit based on the same factors of service and final average earnings. This benefit, however, will be reduced to account for early commencement as follows. If the participant has:

•
less than 30 years of service at retirement, the annual benefit will be reduced by 1/3 of 1% for each month by which the commencement of the early retirement benefit precedes the participant's normal retirement date;

•
at least 30 years of service and starts receiving the benefits prior to reaching age 62, the annual early retirement benefit will be reduced by 1/3 of 1% for each month by which the commencement of the early retirement benefit precedes the participant's 62nd birthday; and

•
at least 30 years of service and starts receiving the early retirement benefits upon or after reaching age 62, the annual early retirement benefit will not be reduced for early commencement.

As of December 31, 2006, the last day of our fiscal year, each of our named executive officers was eligible for early retirement. Mr. Forman retired effective as of December 31, 2006.

Delayed Retirement

A participant who works past normal retirement age will receive a retirement benefit based on the participant's service (up to 40 years maximum) and final average earnings at the delayed retirement date.

Maximum Benefit

The Internal Revenue Code imposes limits on the amount of annual retirement benefits that we can provide under a tax-qualified plan, like the Pension Plan. For 2006, the maximum annual retirement benefit that can be provided under the Pension Plan was $175,000.

Pension Plan Age and Service Credits

The age and service credit that is used for calculating Pension Plan normal and early retirement benefits can be more than a participant's actual age and service if the participant elects to retire pursuant to a buyout or early retirement window program that we adopt from time to time. None of the named executive officers has received any additional age or service credits under the Pension Plan.

Pension Plan Distributions

Generally, a retired participant can elect to begin receiving retirement benefits as of the first day of any month after his or her retirement date. The Internal Revenue Code, however, requires that a retired participant begin receiving retirement benefits no later than April 1 of the year after the year in which the participant reaches age 70 1/2.

The normal form of retirement benefit for an unmarried participant is a straight life annuity. For a married participant, the normal form is a subsidized joint and 50% spouse's annuity. This type of annuity provides a reduced pension for the participant's life with 50% of the reduced pension continuing to the participant's spouse after the participant's death. Because it is subsidized, the value of the joint and 50% spouse's annuity is more than the actuarial equivalent of a straight life annuity. In lieu of the normal form of benefit, unmarried participants, and married participants whose spouses consent, may elect to receive payment of their retirement benefits in any of the following optional forms:

•
Joint and 50%, 75% or 100% survivor annuity. This provides a reduced pension for the participant's life with either 50%, 75% or 100% of the reduced pension continuing to the participant's beneficiary

  (which does not need to be the spouse) after the participant's death.

•
Five-, 10- or 15-year life certain annuities. This provide a reduced pension for the participant's lifetime with either the first five, 10 or 15 years of payments guaranteed to continue to the participant's beneficiary in the event of the participant's death.

•
Level income option. This provides an increased pension prior to the participant's social security start date. After social security benefits begin, the participant's pension is reduced so that the participant's combined annual pension and social security benefits are approximately equal to the annual pension benefit received prior to the social security start date.

A participant may not elect to receive retirement benefits in a single lump sum payment.

Supplemental Executive Retirement Plan ("SERP")

The SERP is a non-qualified defined benefit pension plan. It is designed to provide participants with a competitive amount of total retirement income when added to the retirement income from the Pension Plan. Only key senior Company executives designated by the Executive Committee, a Company management committee, can participate in the SERP. All of the named executive officers are participants.

SERP Benefits

Like the Pension Plan, SERP retirement benefits are based on a participant's years of service with the Company and final average earnings. Final average earnings for purposes of the SERP are computed the same way as under the Pension Plan, except that there is no annual limit on the amount of earnings that can be taken into account when computing SERP benefits. All participants are subject to non-competition restrictions for the duration of the period during which the participant is receiving benefits under the SERP. Under these non-competition restrictions, the Executive Committee has the discretion to discontinue, suspend or limit benefit payments to any participant in pay status who engages in any business or practice or is employed in any position that the Executive Committee deems to be in competition with the Company or any of its businesses or interests.

Normal Retirement

The annual SERP retirement benefit payable at normal retirement age (age 65) is equal to:

•
50% of "final average earnings" minus the benefits paid under the Pension Plan at age 65 if the participant has at least 20 years of service at retirement, or

•
2.5% of final average earnings for each year of service minus the benefits paid under the Pension Plan at age 65 if the participant has less than 20 years of service at retirement.

Early Retirement

A SERP participant who retires between the ages of 60 and 65 with 10 or more years of service will receive a benefit based on the participant's service and final average earnings at retirement. This benefit will not be reduced because of early commencement. However, the benefit of a SERP participant who retires with 10 or more years of service between ages 55 and 60 will be reduced by one-third of one percent for each month benefits commence prior to age 60. A SERP participant who retires between ages 55 and 60 must also obtain the Executive Committee's consent prior to retiring. A participant is not entitled to a SERP benefit if the participant either:

•
retires prior to age 65 with less than 10 years of service, or

•
retires with 10 or more years of service between age 55 and 60 without first obtaining the Executive Committee's consent.

As of December 31, 2006, the last day of our fiscal year, each of our named executive officers was eligible for early retirement with Executive Committee consent.

Delayed Retirement

A participant who works past normal retirement age will receive a SERP benefit based on the participant's service and final average earnings at age 65.

SERP Age and Service Credits

The service credit that is used for calculating SERP retirement benefits can be more than a participant's actual service in specified situations authorized by the Executive Committee. In the past, the Executive Committee has authorized additional service credit in connection with individual voluntary severance arrangements. Also, a participant's service and age used for calculating SERP benefits and determining retirement dates can include additional service and age credit the participant received under a voluntary buyout plan or agreement. None of the named executive officers has received additional age or service credits under the SERP.

SERP Distributions

SERP benefits are currently paid at the same time and in the same annuity form as Pension Plan benefits. Executives cannot elect to receive a lump sum payment of their SERP benefits. It is expected that the distribution provisions of the SERP will be revised in 2007 to comply with the new distribution requirements of Internal Revenue Code Section 409A.

Nonqualified Deferred Compensation

The following table shows contributions, earnings and balances under our DEC.

Name (a)	Executive Contributions in Last FY($)[1] (b)	Registrant Contributions in Last FY ($)[2] (c)	Aggregate Earnings in Last FY ($)[3] (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at Last FYE ($)[4] (f)

Arthur Sulzberger, Jr.	280,261	—	792,727	653,516	5,868,936
Janet L. Robinson	—	—	106,147	—	829,578
Michael Golden	116,768	—	478,467	—	3,301,152
Leonard P. Forman	—	—	—	—	—
Scott Heekin-Canedy	31,406	—	46,496	—	394,099

1.
For Messrs. Sulzberger, Jr., Golden and Heekin-Canedy, reflects portions of their annual bonuses earned in 2005 and payable in 2006, in each case deferred at their election.

2.
We make no contributions to the DEC.

3.
Deferred amounts earn returns at a rate equal to the returns earned by several widely held third-party mutual funds, as elected by the participant. Earnings may increase or decrease depending on the performance of the elected investments. The DEC does not provide for earnings at above-market or preferential rates. As a consequence, no earnings related to the DEC are included in Summary Compensation Table.

4.
Includes, in addition to the amounts in column (b), the following amounts included in Summary Compensation Tables in previous years: Mr. Sulzberger, Jr.: $4,679,487; Ms. Robinson: $620,513; Mr. Golden: $1,767,392; and Mr. Heekin-Canedy: $70,875.

Deferred Executive Compensation Plan

All of the named executive officers, other than Mr. Forman, participate in our Deferred Executive Compensation Plan, referred to as the DEC.

Permitted Deferrals

Under the DEC, participants are currently allowed to defer up to:

•
33% of their base salary,

•
85% of their annual bonus,

•
85% of their long-term performance awards, and

•
85% of amount payable to them, if any, under our advertising and circulation sales incentive plan.

Also, any participant who is a "covered employee" as defined in Internal Revenue Code Section 162(m) may defer 100% of any bonus if the bonus would cause the participant's compensation to exceed the deductible amount under Internal Revenue Code Section 162(m).

Earnings on Deferrals

DEC deferrals are credited with earnings. Earnings are based on the rates of return earned by various third-party mutual funds offered under the DEC from time to time. When a participant makes a deferral, the participant elects which of the available mutual funds will be used to measure earnings on the deferral. A participant can change his or her earnings election at any time through our third-party administrator. There are no restrictions on the frequency of changes, and any election changes are applied prospectively only. Currently, we offer participants the choice of the following nine funds to measure earnings under the DEC (listed with rate of return for the 2006 fiscal year):

Fund	Rate of Return

Vanguard Short-Term Federal Fund	4.32%
Vanguard Total Bond Market Index Fund	4.27%
Vanguard Asset Allocation Fund	16.02%
Vanguard Growth and Income Fund	14.01%
Vanguard International Growth Fund	25.92%
Russell Institutional Equity I Fund	13.74%
Russell Institutional Equity II Fund	16.12%
AIM Constellation Growth Fund	5.85%
Putnam Asset Allocation Fund—Balanced Portfolio.	12.62%

If a participant does not make a fund election, the participant's earnings are measured based on the rate of return of the Vanguard Short-Term Federal Fund.

Distribution of Deferrals

When a participant elects to make a deferral, the participant must also elect the duration of the deferral period. The deferral period can be no less than two years and no more than 15 years. (A participant may subsequently elect to extend the deferral period for a minimum of five and a maximum of 15 additional years if requirements specified in the DEC are met.) At the same time, a participant must also elect the form in which the deferral will be paid. The choices are a single lump sum payment or five, 10 or 15 substantially equal annual installments. Regardless of any deferral and payment elections a participant has in effect, the executive's entire DEC account balance will be paid to the participant in a single lump sum as soon as possible after a change of control of the Company.

Potential Payments Upon Termination or Change-In-Control

We have no employment agreements with any of our named executive officers, and we have not agreed to any plans or arrangements that would entitle them to any benefit upon a change in control or upon resignation, severance, retirement or other termination that is not generally available to salaried employees, other than as described under "Post-Employment Compensation—Supplemental Executive Retirement Plan" and as set forth above.

Under the terms of our executive stock incentive plan, the Compensation Committee has the discretion to accelerate the vesting of stock options upon an optionee's death, disability or retirement, and the Committee's current policy is to do so except in unusual circumstances. Under the terms of the restricted stock and restricted stock units currently outstanding, upon the holder's death, disability or retirement, the shares or units vest. Accordingly, upon the retirement of any of the named executive officers, the stock options, restricted stock and restricted stock units detailed above under "Outstanding Equity Awards at Fiscal Year-End" would all vest. As of December 31, 2006, the last day of our fiscal year, each of our named executive officers was eligible for early retirement. See "Post-Employment Compensation—Pension Plan—Early Retirement" above. As a result, had any named executive officer terminated employment on December 31, 2006, the last day of our fiscal year, due to death, disability or retirement, they would have been entitled to receive the following with respect to their outstanding equity awards:

Name	Value of Stock Options at Fiscal Year-End[1] ($)	Value of Restricted Stock/Stock Units at Fiscal Year-End[2] ($)
Arthur Sulzberger, Jr.	0	2,947,560
Janet L. Robinson	0	4,129,020
Michael Golden	0	549,318
Leonard P. Forman	0	859,908
Scott Heekin-Canedy	0	569,707

1.
The option exercise prices of all options held by the named executive officers exceeded the market value of the underlying securities at December 29, 2006 ($24.36), the last trading day of our 2006 fiscal year. As a result, the maximum value received upon accelerated vesting of stock options would have been $0.

2.
Market value at December 29, 2006 ($24.36), the last trading day of our 2006 fiscal year.

As discussed above, each of our named executive officers participates in our Pension Plan and SERP. Had any named executive officer retired on December 31, 2006, they would have been entitled to receive the following annual payments under these plans.

	Anticipated Annual Payments Assuming Retirement at December 31, 2006
Name	SERP[1]	Pension Plan[2]
Arthur Sulzberger, Jr.	$717,353	$47,442
Janet L. Robinson	$475,177	$45,832
Michael Golden	$387,423	$46,148
Leonard P. Forman	$380,968	$58,874
Scott Heekin-Canedy	$139,069	$27,936

1.
As described under "Supplemental Executive Retirement Plan," the benefit of a SERP participant who retires with 10 or more years of service between ages 55 and 60 will be reduced by one-third of one percent for each month benefits commence prior to age 60. A SERP participant who retires between ages 55 and 60 must also obtain the Executive Committee's consent prior to retiring. If consent is not received, the participant receives no payments under the SERP. The amounts presented for Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Heekin-Canedy, each of whom was between ages 55 and 60 as of December 31, 2006, assume receipt of such consent. Amounts presented for Mr. Forman, who retired as of the end of our 2006 fiscal year, are actual payments payable to him commencing January 1, 2007.

2.
As described under "Pension Plan," a participant who retires between the ages of 55 and 65 with five or more years of service will receive an early retirement benefit reduced to account for early commencement. The amounts presented for Mr. Sulzberger, Jr., Ms. Robinson and Messrs. Golden and Heekin-Canedy, each of whom was between ages 55 and 65 as of December 31, 2006, reflect a reduced benefit. Amounts presented for Mr. Forman, who retired as of the end of our 2006 fiscal year, are actual payments payable to him commencing January 1, 2007.

Under the terms of the DEC, regardless of any deferral and payment elections a participant has in effect, the executive's entire DEC account balance will be paid to the participant in a single lump sum as soon as possible after a change of control of the Company. The aggregate DEC account balances for each named executive officer is detailed in the "Nonqualified Deferred Compensation" table above.

Generally, for this purposes, a change of control is deemed to occur if:

(i)
any person or group acquires Company stock that, together with stock they already hold, equals 50% or more of the fair market value of the Company's outstanding common stock or that has the ability to elect 50% or more of the Company's directors;

(ii)
a majority of the Company's directors are replaced during any 12-month period by directors who were not endorsed by a majority of the existing directors; or

(iii)
any person or group acquires Company assets during any 12-month period that have a total fair market value equal to 40% or more of the total fair market value of all the Company's assets immediately before the acquisition, except in certain limited circumstances described in the DEC.

Mr. Forman, our executive vice president and chief financial officer, retired effective December 31, 2006. To assist in an orderly transition, Mr. Forman agreed to provide consulting services to the Company for a three-month period beginning January 1, 2007. Pursuant to the terms of a consulting agreement between the Company and Mr. Forman, Mr. Forman received a consulting fee of $76,625.

Proposal Number 2—
Selection of Auditors

As part of our continuing efforts to enhance our corporate governance practices, the Audit Committee periodically undertakes a thorough process to review the selection of the Company's independent registered public accounting firm to assess the suitability of its incumbent independent auditors, taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms. Based on the results of that process, the Audit Committee has dismissed Deloitte & Touche LLP ("Deloitte"), effective as of the date of the completion of the audit services for the fiscal year ended December 31, 2006, and selected a new firm, Ernst & Young LLP ("Ernst & Young"), as our auditors for the fiscal year ending December 30, 2007, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class.

During the Company's two fiscal years ended December 31, 2006, and through March 1, 2007, the date of Deloitte's audit report, there have been no disagreements between the Company and Deloitte on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the matter in conjunction with its report on the Company's consolidated financial statements for the relevant year; and there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

Deloitte's audit reports on the Company's consolidated financial statements and on the effectiveness of the Company's internal control over financial reporting and management's assessment thereof for the two fiscal years ended December 31, 2006, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that (i) the audit report of Deloitte on the effectiveness of internal control over financial reporting as of December 31, 2006 contains an adverse opinion because of the effect of a material weakness related to a deficiency in the controls over the accounting for pension and post-retirement liabilities and (ii) Deloitte's audit report on the Company's consolidated financial statement includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," as revised, effective December 27, 2004, FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143," effective December 25, 2005, and Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans," relating to the recognition and related disclosure provisions, effective December 31, 2006, and an explanatory paragraph relating to the Company's restatement of its 2005 and 2004 consolidated financial statements.

The Company's determination to retain Ernst & Young and to dismiss Deloitte as its independent auditor for the fiscal year ended December 30, 2007, was previously reported on a Current Report on Form 8-K filed by the Company on December 20, 2006.

Upon completion of the audit services, the Company will file an amendment to the Form 8-K with the specific date of dimissal of Deloitte and an update of the disclosures required by Item 304(a)(1)(iv) and (v) of Regulation S-K.

During the Company's two fiscal years ended December 31, 2006, neither the Company, nor anyone on its behalf, consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided by Ernst & Young to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a "reportable event" as described in Item 304(a)(1)(v) of Regulation S-K.

We have been informed by Ernst & Young that their firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Ernst & Young has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of each of Ernst & Young and Deloitte will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he or she decides to do so. Each representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Committee's Pre-Approval Policies and Procedures

Our Audit Committee Charter, among other things, requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services.

The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

Audit and Other Fees

The following table presents the aggregate fees incurred for audit and other services rendered by Deloitte during fiscal years 2006 and 2005:

Service Type	Fiscal 2006	Fiscal 2005

Audit Fees	$3,601,000	$3,231,000
Audit-Related Fees	—	145,000
Tax Fees	223,000	195,000
All Other Fees	10,000	47,000

Total Fees Billed	$3,834,000	$3,618,000

Audit Fees ($3,601,000; $3,231,000). This category includes the aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's annual financial statements, the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q, comfort letters to underwriters and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audits of (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit-Related Fees ($—; $145,000). This category includes the aggregate fees billed by Deloitte in 2005 for advice with respect to the requirements of the Sarbanes-Oxley Act of 2002 relating to internal controls, and fees from audits of the Company's not-for-profit entities.

Tax Fees ($223,000; $195,000). This category includes the aggregate fees billed by Deloitte for tax services. Fees for assistance in the preparation of tax returns, claims for refunds and tax payment planning, including support during income tax audits or inquiries, were $200,000 in 2006 and $172,000 in 2005. The remaining $23,000 in 2006 and $23,000 in 2005 was for tax advice, planning and consulting.

All Other Fees ($10,000; $47,000). This category includes aggregate fees billed by Deloitte in 2006, for audit committee education, and in 2005, for products and services other than those described above, which consisted primarily of software licensing fees.

Recommendation and Vote Required

The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented to the meeting:

RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 30, 2007, is hereby ratified, confirmed and approved.

The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Other Matters

Submission of Stockholder Proposals for 2008

Stockholders who intend to present proposals at the 2008 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than November 15, 2007. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company's 2008 proxy materials. In order for a proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of SEC Rule 14a-4(c), such proposal must be received prior to January 29, 2008.

Certain Matters Relating to Proxy Materials and Annual Reports

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Mellon Investor Services, P.O. Box 3315, South Hackensack, NJ 07606-1915, telephone 1-800-240-0345. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

By order of the Board of Directors

RHONDA L. BRAUER
Secretary & Corporate Governance Officer
New York, NY
March 14, 2007

Appendix I

THE NEW YORK TIMES COMPANY
CORPORATE GOVERNANCE PRINCIPLES
(Revised as of November 16, 2006)

Principles

The New York Times Company's Board of Directors, acting on the recommendation of the Nominating & Governance Committee, has adopted the following Corporate Governance Principles:

1.    The Core Purpose and Core Values of the Company

The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

The core values that enable the Company to achieve its core purpose are:

  1.
  Content of the highest quality and integrity. This is the basis for the Company's reputation and the means by which it fulfills the public trust and its customers' expectations.

  2.
  Fair treatment of employees based on respect, accountability and standards of excellence.

  3.
  Creating long-term stockholder value through investment and constancy of purpose.

  4.
  Good corporate citizenship.

In support of the Company's core purpose and core values, the Board is committed to the editorial independence at all Company properties.

2.    Director Responsibilities

  2.1
  The business of the Company shall be managed under the direction of the Board of Directors. The basic responsibility of the Board of Directors is to exercise its business judgment to act in what the Board members reasonably believe to be in the best interest of the Company and its stockholders. Although approximately 30% of the Directors are elected by the holders of the Company's Class A Common Stock and the remaining Directors by the holders of the Company's Class B Common Stock, once elected all Directors have the same duties and responsibilities.

  2.2
  In discharging their obligations to stockholders, Directors are entitled to rely on the honesty and integrity of the Company's senior management and its outside advisors and auditors. The Directors will also be entitled to (a) Company-purchased directors' and officers' liability insurance, (b) Company-provided indemnification to the fullest extent permitted by law and the Company's certificate of incorporation, by-laws and any indemnification agreements, and (c) legal protection from personal liability to the Company and its stockholders, as provided by state law and the Company's certificate of incorporation.

  2.3
  Directors are expected to attend Board meetings, meetings of Committees on which they serve and the Company's annual meeting of stockholders, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. Written materials that are important to the Board's understanding of the business to be conducted at a Board or Committee meeting should be distributed to the Directors sufficiently in advance of the meeting to allow the Directors to prepare for discussion of the business at the meeting. Directors are expected to review these materials in advance of the meeting.

  2.4
  The Board has no policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer. The Board believes that it is in the best interest of the Company for the Board to make a determination as to whether or not the offices should be separate, when it appoints a new Chairman or Chief Executive Officer.

  2.5
  The Chairman of the Board will set the agenda for Board meetings with the understanding that certain items necessary for appropriate Board oversight will be brought to the Board periodically for review and/or decision. Any Director may request that an item be included on any meeting agenda.

  2.6
  To supplement the written materials distributed in advance of Board and Committee meetings, meetings will include presentations by management and, when appropriate, outside advisors or consultants, as well as ample time for a full and open discussion of the agenda items.

  2.7
  The non-management Directors will meet in regular executive sessions. A non-management Director will be designated to preside at such sessions by the non-management Directors. In addition, at least once each year, the independent directors will hold an executive session.

  2.8
  Directors are expected to adhere to the conflict of interest policies and the code of conduct maintained by the Board.

3.    Director Qualifications

  3.1
  The Board will have a majority of Directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Directors, as well as the composition of the Board as a whole. This assessment will include consideration of Directors' independence, diversity, character, judgment and business experience, as well as their appreciation of the Company's core purpose, core values and journalistic mission. The Nominating & Governance Committee will consider and make recommendations to the Board concerning candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason. Final approval of a candidate is determined by the full Board.

  3.2
  It is the sense of the Board that a size of 12 to 16 is appropriate for purposes of functioning efficiently as a body. However, the Board would provide for a smaller or larger size if circumstances so warranted.

  3.3
  It is the sense of the Board that when a Director retires from or changes his or her principal position, the Director should volunteer to resign from the Board as of the date of retirement or change in position. It is not the sense of the Board that in every instance the Director in this circumstance should necessarily be required to leave the Board. There should, however, be an opportunity for the Nominating & Governance Committee, in consultation with the Chairman, to review the continued appropriateness of Board membership under the circumstances and to recommend to the full Board the action, if any, to be taken on the proffered resignation.

  3.4
  Non-management Directors are encouraged to limit the number of other public company boards on which they serve, taking into account the potential time commitment of serving on these boards. Non-management Directors should also advise the Chairman of the Board in advance of accepting an invitation to serve on another public company board.

  3.5
  The Company's charter provides that all members of the Board are elected annually, and that voting is not cumulative. No Director will stand for re-election to the Board after his or her 70th birthday, unless the full Board determines otherwise.

  3.6
  The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. The Board believes that its annual performance evaluation provides each Director with a convenient opportunity to confirm his or her desire to continue as a Director.

4.    Director Access to Officers and Employees

  4.1
  Directors have full and free access to officers and employees of the Company. The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chairman and the Chief Executive Officer on any written communications between a Director and an officer or employee of the Company.

5.    Director Compensation, Independence and Stock Ownership

  5.1
  The Nominating & Governance Committee will annually review the compensation of Directors and may, from time to time, make recommendations to the Board for changes. The Nominating & Governance Committee will consider that Directors' independence may be jeopardized if Director compensation (both direct and indirect) and perquisites exceed customary levels.

  5.2
  All Directors are expected to own stock in the Company equal in value to at least three times the annual Board cash retainer as set from time to time by the Board. Each Director is expected to accumulate this stock over a reasonable period of time. Stock units held by a Director under any deferral plan are included in calculating the value of ownership to determine whether this minimum ownership has been accumulated.

6.    Director Orientation and Ongoing Director Education

  6.1
  The Company has a comprehensive orientation program for all new non-management Directors. It includes one-on-one meetings with senior management and top New York Times editors, a plant visit and extensive written materials on each of the Company's different business units. The senior management meetings will cover a corporate overview, the Company's strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other Directors will also be invited to attend each orientation program.

  6.2
  From time to time, the Company will provide Directors with additional educational materials and presentations from Company and/or third party experts on subjects that would enable them to perform better their duties and to recognize and deal appropriately with issues that arise. In addition, the Company will pay all reasonable expenses for any Director who wishes to attend a director continuing education program.

7.    Chairman, CEO and Vice Chairman Evaluation and Management Succession

  7.1
  In consultation with all non-management Directors, the Compensation Committee will conduct an annual review of the Chairman's, the Chief Executive Officer's and the Vice Chairman's performance, as further set forth in its charter.

  7.2
  Recognizing the critical importance of executive leadership to the success of the Company, the Board will work with senior management to ensure that effective plans are in place for both short-term and long-term management succession. As part of this process, senior management will make periodic reports to the Board on succession planning. The Board will evaluate potential successors to the Chairman, the Chief Executive Officer and the Vice Chairman.

8.    Annual Performance Evaluation

  8.1
  The Board will conduct an annual self-evaluation to facilitate an examination and discussion of how it and its Committees function as groups and with senior management of the Company, what the Board contributes to the Company, and specific areas in which the Board or management believes that the Board could improve.

  8.2
  The Nominating & Governance Committee will propose the format for each annual evaluation.

9.    Board Committees

  9.1
  Currently the Board's Committees are the Audit Committee, the Compensation Committee, the Finance Committee, the Foundation Committee and the Nominating & Governance Committee. The Board may, from time to time, eliminate committees or establish or maintain additional committees, all as it deems necessary or appropriate.

  9.2
  All of the members of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee will be independent directors under the criteria established by the New York Stock Exchange.

  9.3
  Director's fees (which include all fees, stock options and other consideration given to directors in their capacity as directors) are the only compensation the members of the Audit Committee may receive from the Company.

  9.4
  No member of the Audit Committee may serve on the audit committee of more than two other public companies, unless the full Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Company's Audit Committee and such determination is disclosed in the Company's annual proxy statement.

  9.5
  Committee members and Chairs will be appointed annually by the Board upon recommendation of the Nominating & Governance Committee with consideration of the desires of individual Directors.

  9.6
  Each Committee will have its own charter. The Board will adopt, and may amend from time to time, such charters. The charters will set forth the purposes and responsibilities of the Committees, as well as qualifications for Committee membership, procedures for Committee member appointment and removal, Committee structure and operations and Committee reporting to the Board. The charters will also provide that each Committee will annually evaluate its performance.

  9.7
  The Chair of each Committee, in consultation with the other Committee members, will determine the frequency and length of the Committee meetings consistent with any requirements set forth in the Committee's charter. The Chair of each Committee, in consultation with the appropriate members of the Committee, will develop the agenda for each Committee meeting.

  9.8
  The Nominating & Governance Committee shall consult with the Chairman with respect to recommendations made to the Board hereunder or otherwise.

  9.9
  Each Committee shall hold such separate executive sessions from time to time, as required or as requested by any member.

  9.10
  The Board and each Committee have the authority to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance, but each Committee shall notify the Chairman of any such action.

10.    Periodic Review

  10.1
  These principles will be reviewed and may be amended by the Board from time to time.

229 West 43rd Street New York, NY 10036
tel 212-556-1234

Please return this card only if you plan to attend.	☐ I plan to attend the Meeting.*

The New York Times Company	Please type or print clearly.
Annual Meeting of Stockholders
9:00 A.M., Tuesday, April 24, 2007
Name of Stockholder

New Amsterdam Theatre
214 West 42nd Street	Street Address
New York, New York 10036

	City	State	Zip

*To facilitate counting, please vote your proxy even if you are planning to attend. You can always revoke it at the meeting if you wish.

SECRETARY’S OFFICE
NO POSTAGE
NECESSARY
IF MAILED
IN THE
UNITED STATES

BUSSINES REPLY MAIL
FIRST CLASS MAIL PERMIT NO. 289 NEW YORK NY

POSTAGE WILL BE PAID BY ADDRESSEE

THE NEW YORK TIMES COMPANY
229 WEST 43RD STREET
NEW YORK NY 10109-0135

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted	Please Mark Here for Address Change or
FOR the election of Class A directors and FOR proposal 2.

Comments SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the election of Class A directors and FOR proposal 2.

				FOR	AGAINST	ABSTAIN
1. Election of Class A Directors			ITEM 2–RATIFICATION OF ERNST & YOUNG
			LLP AS AUDITORS	☐	☐	☐
	FOR	WITHHELD
Nominees:		FOR ALL
01. Raul E. Cesan	☐	☐
02. William E. Kennard
03. James M. Kilts
04. Doreen A. Toben

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

This proxy is solicited on behalf of the Board of
Directors for the Annual Meeting on April 24, 2007.

Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated March 14, 2007. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
^ FOLD AND DETACH HERE ^

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BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/nyt		1-866-540-5760
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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on the Internet at www.nytco.com

PROXY		Class A
THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 24, 2007

The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr., Kenneth A. Richieri and Rhonda L. Brauer, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 9:00 A.M., local time, at the New Amsterdam Theatre, 214 West 42nd Street, New York, New York 10036, on Tuesday, April 24, 2007, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The New York Times Company

ANNUAL MEETING OF STOCKHOLDERS

APRIL 24, 2007

9:00 A.M.

NEW AMSTERDAM THEATRE

214 WEST 42ND STREET

NEW YORK, NEW YORK 10036

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class B directors and FOR proposal 2.	Please Mark Here for Address Change or

Comments SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the election of Class B directors and FOR proposal 2.

					FOR	AGAINST	ABSTAIN
1. Election of Class B Directors				ITEM 2–RATIFICATION OF ERNST & YOUNG
				LLP AS AUDITORS	☐	☐	☐
		FOR	WITHHELD
Nominees:			FOR ALL
01. Brenda C. Barnes 02. Daniel H. Cohen 03. Lynn G. Dolnick 04. Michael Golden 05. David E. Liddle	06. Ellen R. Marram 07. Thomas Middelhoff 08. Janet L. Robinson 09. Arthur Sulzberger, Jr.	☐	☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

This proxy is solicited on behalf of the Board of
Directors for the Annual Meeting on April 24, 2007.

Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated March 14, 2007. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/nyt1		1-866-540-5760
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to
Have your proxy card in hand		vote your proxy. Have your proxy
when you access the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the Internet at www.nytco.com

PROXY	Class B
THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 24, 2007

The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr., Kenneth A. Richieri and Rhonda L. Brauer, and each of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY to be held at 9:00 A.M., local time, at the New Amsterdam Theatre, 214 West 42nd Street, New York, New York 10036, on Tuesday, April 24, 2007, or at any adjournments thereof, and to vote on all matters coming before said meeting including the proposals indicated on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

The New York Times Company

ANNUAL MEETING OF STOCKHOLDERS

APRIL 24, 2007

9:00 A.M.

NEW AMSTERDAM THEATRE

214 WEST 42ND STREET

NEW YORK, NEW YORK 10036

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THE NEW YORK TIMES COMPANY CORPORATE GOVERNANCE PRINCIPLES (Revised as of November 16, 2006)